                                                                     Exhibit 3.1



                          AMENDED ARRANGEMENT AGREEMENT

                                     BETWEEN

                                 FIBERCHEM, INC.

                                       AND

                        INTREX DATA COMMUNICATIONS CORP.


                               As Of May 26, 2000

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE 1 - DEFINITIONS......................................................................2

   1.1   Definitions.........................................................................2

ARTICLE 2 - THE ARRANGEMENT..................................................................5

   2.1   The Arrangement.....................................................................5
   2.2   Closing Effective Time..............................................................5
   2.3   Directors and Officers of FiberChem.................................................6
   2.4   Taking of Necessary Action..........................................................6
   2.5   The United States Securities Act of 1993............................................6
   2.6   New Agreement.......................................................................6
   2.7   Pandel Merger.......................................................................6

ARTICLE 3 - CONSIDERATION; CONVERSION AND  EXCHANGE OF SECURITIES............................7

   3.1   Calculation of and Determination of Arrangement Consideration.......................7
   3.2   Arrangement Consideration...........................................................7
   3.3   Conversion of Shares; Delivery of Arrangement Consideration.........................8
   3.4   Lock-Up and Voting of FiberChem Common Shares.......................................9
   3.5   Voting Agreement...................................................................10
   3.6   Registration Rights................................................................10
   3.7   Abandoned Property Laws............................................................12
   3.8   Pooling Agreement..................................................................12
   3.9   Employment & Non-Competition Agreements............................................13
   3.10  Compensation Agreement.............................................................13
   3.11  Brokers; Finders...................................................................13

ARTICLE 4 - CERTAIN ACTIONS.................................................................13

   4.1   Reasonable Efforts.................................................................13
   4.2   Special Provision Pending the Closing..............................................13

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF INTREX........................................14

   5.1   Ownership of Shares................................................................14
   5.2   Capacity; Organization; Standing...................................................14
   5.3   Legal Proceedings..................................................................15
   5.4   Authorization; No Governmental Consents Required...................................15
   5.5   Encumbrances.......................................................................15
   5.6   Trademarks.........................................................................16
   5.7   Patents, etc.......................................................................16
   5.8   Financial Statements...............................................................16
   5.9   Absence of Certain Changes.........................................................17
   5.10  Tax Matters........................................................................17
   5.11  Accounts Receivable and Inventory..................................................17
   5.12  Title and Condition of Properties..................................................18
   5.13  Description of Material Contracts..................................................18
   5.14  Accounts Payable...................................................................19
   5.15  Default; Violations or Restrictions, Third Party Consents..........................19
   5.16  Court Orders and Decrees...........................................................20



   5.17  Books and Records..................................................................20
   5.18  Pension and Welfare Plans..........................................................20
   5.19  Insurance..........................................................................20
   5.20  Rights of Third Parties............................................................20
   5.21  Labor Matters......................................................................21
   5.22  Relationships with Vendors and Customers...........................................21
   5.23  Compensation Plans.................................................................21
   5.24  Governmental Licenses..............................................................21
   5.25  Binding Obligation.................................................................21
   5.26  Brokers............................................................................22
   5.27  Compliance With Laws...............................................................22
   5.28  Guarantees.........................................................................23
   5.29  Benefits...........................................................................23

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FIBERCHEM.....................................23

   6.1   Organization; Capitalization.......................................................23
   6.2   Share Capital......................................................................23
   6.3   Capacity...........................................................................23
   6.4   Legal Proceedings..................................................................24
   6.5   Encumbrances.......................................................................24
   6.6   Trademarks.........................................................................24
   6.7   Patents, etc.......................................................................25
   6.8   Financial Statements...............................................................25
   6.9   Absence of Certain Changes.........................................................26
   6.10  Tax Matters........................................................................26
   6.11  Accounts Receivable and Inventory..................................................26
   6.12  Title and Condition of Properties..................................................27
   6.13  Description of Material Contracts..................................................27
   6.14  Accounts Payable...................................................................28
   6.15  Default; Violations or Restrictions, Third Party Consents..........................28
   6.16  Court Orders and Decrees...........................................................29
   6.17  Books and Records..................................................................29
   6.18  Pension and Welfare Plans..........................................................29
   6.19  Insurance..........................................................................29
   6.20  Rights of Third Parties............................................................30
   6.21  Labor Matters......................................................................30
   6.22  Relationships with Vendors and Customers...........................................30
   6.23  Compensation Plans.................................................................30
   6.24  Governmental Licenses..............................................................30
   6.25  Compliance With Laws...............................................................31
   6.26  Binding Obligation.................................................................31
   6.27  Brokers............................................................................32
   6.28  Guarantees.........................................................................32
   6.29  Benefits...........................................................................32
   6.30  SEC Filings........................................................................32

ARTICLE 7 - COVENANTS OF INTREX.............................................................32

   7.1   Further Assurances.................................................................32
   7.2   Access.............................................................................32

                                      -ii-


   7.3   Confidentiality....................................................................33
   7.4   Closing Documents..................................................................33
   7.5   Third Party Consents...............................................................33
   7.6   Notice of Events or Changes........................................................33
   7.7   Conduct of Business Until Closing..................................................33
   7.8   Update Schedules...................................................................35
   7.9   No Solicitation of Competing Offers................................................35

ARTICLE 8 - COVENANTS OF FIBERCHEM..........................................................35

   8.1   Closing Documents..................................................................35
   8.2   Noninterference....................................................................35
   8.3   Confidentiality....................................................................35
   8.4   Access.............................................................................36
   8.5   Third Party Consents...............................................................36
   8.6   Notice of Events or Changes........................................................36
   8.7   Conduct of Business Until Closing..................................................36
   8.8   Update Schedules...................................................................37
   8.9   No Solicitation of Competing Offers................................................37
   8.10  Membership on Board of Directors...................................................38
   8.11  Increase to Authorized Share Capital...............................................38
   8.12  Subsequent Action..................................................................38

ARTICLE 9 - CONDITIONS PRECEDENT TO FIBERCHEM'S OBLIGATIONS.................................38

   9.1   No Breach of Representations, etc..................................................38
   9.2   Compliance with Agreement..........................................................38
   9.3   No Material Adverse Change.........................................................39
   9.4   Certificates.......................................................................39
   9.5   Consents and Approvals.............................................................39
   9.6   Corporate Documents................................................................39
   9.7   Opinions of Intrex's Counsel.......................................................39
   9.8   No Termination.....................................................................39
   9.9   Pandel Merger......................................................................40
   9.10  Pooling Agreement..................................................................40
   9.11  Employment Agreements..............................................................40
   9.12  Financial Statements...............................................................40
   9.13  Regulatory Approvals...............................................................40
   9.14  Additional Financing...............................................................40
   9.15  Fairness Opinion...................................................................40

ARTICLE 10 - CONDITIONS PRECEDENT TO   INTREX'S OBLIGATIONS.................................40

   10.1  No Breach of Representations, etc..................................................40
   10.2  Compliance with Agreements.........................................................41
   10.3  No Termination.....................................................................41
   10.4  Certificates.......................................................................41
   10.5  Opinion of Counsel.................................................................41
   10.6  No Material Adverse Change.........................................................41
   10.7  Corporate Documents................................................................41
   10.8  Directors of FiberChem.............................................................42
   10.9  Pandel Merger......................................................................42
   10.10 Pooling Agreement..................................................................42



   10.11 Employment Agreements..............................................................42
   10.12 Compensation Agreement.............................................................42
   10.13 FiberChem Special Shares...........................................................42
   10.14 Consents and Approvals.............................................................42
   10.15 Financial Statements...............................................................42
   10.16 Regulatory Approvals...............................................................42
   10.17 Additional Financing...............................................................42
   10.18 Fairness Opinion...................................................................43

ARTICLE 11 - CONDITIONS PRECEDENT TO OBLIGATIONS OF FIBERCHEM AND INTREX....................43

   11.1  Due Diligence......................................................................43
   11.2  Approvals and Consents.............................................................43
   11.3  No Injunctions.....................................................................43
   11.4  Corporate Proceedings..............................................................44

ARTICLE 12 - TERMINATION....................................................................44

ARTICLE 13 - FIBERCHEM'S OBLIGATIONS AT CLOSING.............................................44

ARTICLE 14 - INTREX'S OBLIGATIONS AT CLOSING................................................44

ARTICLE 15 - SUBSEQUENT EVENTS TO CLOSING...................................................45

ARTICLE 16 - PARTIES IN INTEREST............................................................45

ARTICLE 17 - ENTIRE AGREEMENT...............................................................45

ARTICLE 18 - GOVERNING LAW..................................................................45

ARTICLE 19 - CURRENCY.......................................................................45

ARTICLE 20 - EXPENSES.......................................................................45

ARTICLE 21 - ARBITRATION....................................................................46

ARTICLE 22 - SEVERABILITY...................................................................46

ARTICLE 23 - NOTICES........................................................................46

ARTICLE 24 - NON-WAIVERS....................................................................47

ARTICLE 25 - ASSIGNMENT.....................................................................47

ARTICLE 26 - DISCLOSURE.....................................................................47

ARTICLE 27 - MISCELLANEOUS..................................................................47

   27.1  Further Assurances.................................................................47
   27.2  Headings...........................................................................48
   27.3  Counterparts.......................................................................48


                                    EXHIBITS
                                   ----------

Exhibit A                  Plan of Arrangement

Exhibit 2.7                Pandel Merger Agreement

Exhibit 3.2(A)             Rights and Restrictions for Intrex  Class B Shares.

Exhibit 3.2(B)             Rights and Restrictions for FiberChem Special Shares

Exhibit 3.4                Form of Lock-Up Agreement

Exhibit 3.5                Form of Voting Agreement

Exhibit 3.9                Forms of Employment and Non-Competition Agreement

                                LIST OF SCHEDULES

Schedule 2.3               Initial Officers of FiberChem

Schedule 5.1               Capitalization of Intrex

Schedule 5.2               Subsidiaries Intrex

Schedule 5.3               Intrex Legal Proceedings

Schedule 5.5               Intrex Encumbrances

Schedule 5.6               Intrex Trademarks

Schedule 5.7               Intrex Patents

Schedule 5.8               Intrex Financials

Schedule 5.9               Intrex Material Changes

Schedule 5.10              Intrex Tax matters

Schedule 5.11              Intrex Inventory

Schedule 5.12              Intrex Real Property

Schedule 5.13              Intrex Material Contracts

Schedule 5.14              Intrex Accounts Payable

Schedule 5.15              Intrex Consents of Parties to Material Contracts

Schedule 5.16              Intrex Court Orders and Decrees

Schedule 5.18              Intrex Pension, Profit Sharing and Welfare Plans

Schedule 5.19              Intrex Insurance

Schedule 5.20              Intrex Rights of Third Parties

Schedule 5.21              Intrex Collective Bargaining Agreements

Schedule 5.22              Intrex Material Claims by Customers

Schedule 5.23              Intrex Compensation Plans

Schedule 5.27              Intrex Compliance with Laws

Schedule 5.28              Intrex Personal Guarantees by Participating Intrex
                           Shareholders

Schedule 5.29              Intrex Benefits

Schedule 6.3               FiberChem Subsidiaries

Schedule 6.4               FiberChem Legal Proceedings

Schedule 6.5               FiberChem Encumbrances

Schedule 6.6               FiberChem Trademarks

Schedule 6.7               FiberChem Patents

Schedule 6.8               FiberChem Financials

Schedule 6.9               FiberChem Material Changes

Schedule 6.10              FiberChem Tax Matters

Schedule 6.11              FiberChem Inventory

Schedule 6.12              FiberChem Real Property

Schedule 6.13              FiberChem Material Contracts

Schedule 6.14              FiberChem Accounts Payable

Schedule 6.15              FiberChem Consents of Parties to Material Contracts

Schedule 6.16              FiberChem Court Orders and Decrees

Schedule 6.18              FiberChem Pension, Profit Sharing and Welfare Plans

Schedule 6.19              FiberChem Insurance

Schedule 6.20              FiberChem Rights of Third Parties

Schedule 6.21              FiberChem Collective Bargaining Agreement

Schedule 6.22              FiberChem Material Claims by Customers

Schedule 6.23              FiberChem Compensation Plans

Schedule 6.25              FiberChem Compliance with Laws

Schedule 6.28              FiberChem Guarantees

Schedule 6.29              FiberChem Benefits

                          AMENDED ARRANGEMENT AGREEMENT

This AMENDED ARRANGEMENT AGREEMENT (the "AGREEMENT"), dated as of May 26, 2000

BETWEEN:
                  FIBERCHEM, INC., a corporation incorporated under the laws of Delaware, having a place of business at 1181 Grier Drive, Building B, Las Vegas, Nevada 89119

                  ("FIBERCHEM")
AND:
                  INTREX DATA COMMUNICATIONS CORP., a company incorporated under the laws of British Columbia having a place of business at Suite 1400 - 1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

                  ("INTREX")


WHEREAS

A. This Agreement amends and supercedes the Arrangement Agreement dated as of December 6, 1999 among the parties hereto;

B. FiberChem will enter into a merger agreement with Pandel Instruments Inc. ("PANDEL") under which Pandel will merge with a subsidiary of FiberChem. Upon the completion of the merger the FiberChem subsidiary will acquire the shares of Intrex owned by Pandel prior to the merger.


C. Intrex will amend its Articles to create a new class of shares to be designated as Class B Exchangeable shares (the "INTREX CLASS B SHARES") which will be exchangeable into shares of common stock of FiberChem (the "FIBERCHEM COMMON SHARES"). Each Intrex common shareholder, other than FiberChem, will exchange their Intrex common shares for Intrex Class B Shares.


D. FiberChem will designate a series of its authorized preferred shares as Special Shares (the "FIBERCHEM SPECIAL SHARES"). The FiberChem Special Shares will permit the holders of the Intrex Class B Shares to exercise voting rights in the same manner as if they held an equivalent number of FiberChem Common Shares until such time as the Intrex Class B Shares are exchanged for FiberChem Common Shares.

E. The respective Boards of Directors of FiberChem and Intrex have approved and deem it in the best interests of their respective shareholders to consummate the business combination transaction provided for herein (the "ARRANGEMENT") under which each outstanding common share of Intrex (the "Intrex Common Shares") (other than the Intrex Common Shares held by FiberChem as a result of the merger with Pandel) will be exchanged into 27.801925 Intrex Class B Shares and 0.27801925 FiberChem Special Shares;

F. The Arrangement shall take place pursuant to a plan of arrangement (the "PLAN OF ARRANGEMENT") under section 252 of the COMPANY ACT (British Columbia) (the "BC COMPANY ACT") in the form set forth in Plan of Arrangement attached hereto as EXHIBIT A;

G. Following the Arrangement, shareholders of Intrex who choose to exchange their Intrex Class B Shares will upon such exchange, receive FiberChem Common Shares and the FiberChem Special Shares held by them will be cancelled;

H. The laws of the State of Delaware, The Dominion of Canada and the Province of British Columbia permit such Arrangement, and both FiberChem and Intrex each desire to carry out this business combination under and pursuant to the provisions of such laws; and

I. The parties desire to make certain undertakings, conditions, representations, warranties and covenants in connection with the Arrangement.


     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

1.1         DEFINITIONS

            In this Agreement, including the recitals and schedules, the following words and expressions have the following meanings unless the context otherwise requires:

            (i) "AGREEMENT" means this Amended Arrangement Agreement dated as of May 26, 2000 between Intrex Data Communications Corp. and FiberChem, Inc.;

            (ii) "ARRANGEMENT" means the business combination transaction provided for in this Agreement and the Plan of Arrangement under which each outstanding Intrex Common Share will be exchanged into 27.801925 Intrex Class B Shares and 0.27801925 FiberChem Special Shares;

            (iii) "ARRANGEMENT CONSIDERATION" has the meaning attributed thereto in Section 3.2 of the Agreement;

            (iv)        "B.C. COMPANY ACT" means the COMPANY ACT (British
Columbia)

            (v) "CLOSING" means the closing of transactions contemplated by this Agreement;

            (vi) "CLOSING DATE" the date on which the Closing takes place, which date shall be the Effective Date unless another date or time is agreed to by the Companies;

            (vii) "COMPANIES" means Intrex Data Communications Corp. and FiberChem, Inc.;

            (viii) "COMPENSATION AGREEMENT" means the compensation agreement to be entered into between Intrex, FiberChem and David Peachey under which Intrex and FiberChem will agree to issue 9,450,000 Intrex Class B Shares and 94,500 FiberChem Special Shares to David Peachey on terms acceptable to the parties thereto;

            (ix)        "COURT" means the Supreme Court of British Columbia;

            (x) "DEMAND REGISTRATION STATEMENT" has the meaning attributed thereto in Section 3.6(ii) of this Agreement;

            (xi) "EFFECTIVE TIME" means 5:00 pm (Vancouver time) on the date of acceptance for filing of the final order of the Court giving effect to the Arrangement by the British Columbia Registrar of Companies;

            (xii) "EMPLOYMENT AND NON-COMPETITION AGREEMENTS" means the employment and non-competition agreement in the form attached as Exhibit 9.11 to this Agreement;

            (xiii)      "ENTRENET" means Entrenet Group LLC;

            (xiv) "ENTRENET AGREEMENTS" means the agreements between Entrenet and Intrex dated April 12, 1999 and April 12, 2000 and any replacements or amendments thereto;

            (xv) "ENTRENET SECURITIES" has the meaning attributed thereto in Section 3.1(ii) of the Agreement;

            (xvi) "EXCHANGE ACT" means the UNITED STATES SECURITIES EXCHANGE ACT OF 1934, as amended;

            (xvii)      "FIBERCHEM" means FiberChem, Inc.;

            (xviii)     "FIBERCHEM CAPITALIZATION" has the meaning attributed
thereto in Section 3.1(i) of this Agreement;

            (xix) "FIBERCHEM COMMON SHARES" means the shares of the common stock of FiberChem, Inc.;

            (xx) "FIBERCHEM FINANCIALS" has the meaning attributed thereto in Section 6.8(i) of this Agreement;

            (xxi)       "FIBERCHEM LEASES" has the meaning attributed thereto in
Section 6.12(ii) of this Agreement;

            (xxii) "FIBERCHEM PATENTS" has the meaning attributed thereto in Section 6.7 of this Agreement;

            (xxiii)     "FIBERCHEM SPECIAL SHARES" means the series of
authorized preferred shares designated by FiberChem as Special Shares which will permit the holders of the Intrex Class B Shares to exercise voting rights in the same manner as if they held an equivalent number of FiberChem Common Shares until such time as the Intrex Class B Shares are exchanged for FiberChem Common Shares;

            (xxiv) "FIBERCHEM SUB" means Pandel Mergerco, Inc., a wholly-owned subsidiary of FiberChem which will merge with Pandel under the Pandel Merger Agreement;

            (xxv) "FIBERCHEM TRADE CREDITORS" has the meaning attributed thereto in Section 6.14 of this Agreement;

            (xxvi) "FIBERCHEM TRADEMARKS" has the meaning attributed thereto in Section 6.6 of this Agreement;

            (xxvii)     "INTREX" means Intrex Data Communications Corp.;

            (xxviii)    "INTREX CAPITALIZATION" has the meaning attributed
thereto in Section 3.1(ii) of this Agreement;

            (xxix) "INTREX CLASS B SHARES" means the Class B Exchangeable Shares of Intrex to be created pursuant to this Agreement and the Plan of Arrangement which will be exchangeable into FiberChem Common Shares;

            (xxx) "INTREX FINANCIALS" has the meaning attributed thereto in Section 5.8(i) of this Agreement;

            (xxxi)      "INTREX PATENTS" has the meaning attributed thereto in
Section 5.7 of this Agreement;

            (xxxii)     "INTREX SHARES" means the authorized, issued and
outstanding share capital of Intrex;

            (xxxiii)    "INTREX TRADEMARKS" has the meaning attributed thereto
in Section 5.6 of this Agreement;

            (xxxiv)     "LOCK-UP AGREEMENT" means the agreement in the form of
which is attached as Exhibit 3.4 to this Agreement;

            (xxxv)      "PANDEL" means Pandel Instruments Inc.;

            (xxxvi)     "PANDEL MERGER" means the merger of Pandel and FiberChem
Sub pursuant to the Pandel Merger Agreement;

            (xxxvii)    "PANDEL MERGER AGREEMENT" means the merger agreement to
be entered into by FiberChem, FiberChem Sub, Pandel and Peter Lagergren the form of which is attached as Exhibit 2.7 to this Agreement;

            (xxxviii)   "PARTICIPATING INTREX SHAREHOLDERS" means the
shareholders of Intrex, other than Pandel, and following the Pandel Merger, FiberChem Sub, and "Participating Intrex Shareholder" means any one of them;

            (xxxix)     "PLAN OF ARRANGEMENT" means the plan of arrangement in
the form attached hereto as Exhibit A to this Agreement;

            (xl) "POOLING AGREEMENT" has the meaning given to that term in Section 3.8 of this Agreement;

            (xli) "REGISTERED SHARES" has the meaning attributed thereto in Section 3.6(i) of this Agreement;

            (xlii) "REGISTRATION CONDITIONS" has the meaning attributed thereto in Section 3.6(ii) of this Agreement;

            (xliii)     "REGISTRATION STATEMENT" has the meaning attributed
thereto in Section 3.6(i) of this Agreement;

            (xliv) "REGISTRATION STATEMENTS" means the Registration Statement together with the Demand Registration Statement;

            (xlv) "RULES" means the rules and regulations of the United States Securities and Exchange Commission;

            (xlvi)      "SEC DOCUMENTS" has the meaning attributed thereto in
Section 6.3 of this Agreement;

            (xlvii)     "SECURITIES ACT" means the UNITED STATES SECURITIES ACT
OF 1933, as amended;

            (xlviii)    "SUPPORT AGREEMENT" has the meaning attributed thereto
in Section 3.2(iii)(D) of this Agreement;

            (xlix)      "TRADE CREDITORS" has the meaning attributed thereto in
Section 5.14 of this Agreement;

            (l) "VOTING AGREEMENT" means the voting agreement to be entered into by the Voting Agreement Signatories in the form attached as Exhibit
3.5 hereto; and

            (li) "VOTING AGREEMENT SIGNATORIES" means David S. Peachey, Peter Lagergren, Geoffrey F. Hewitt and Melvin Pelley.

                           ARTICLE 2 - THE ARRANGEMENT

2.1         THE ARRANGEMENT.

            The Companies agree to effect the Arrangement pursuant to section 252 of the BC Company Act on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2         CLOSING EFFECTIVE TIME.

            Upon fulfillment or waiver of the conditions specified in Articles 9, 10 and 11 and provided that this Agreement has not been terminated pursuant to Article 11, and subject to the remaining terms and provisions of this Agreement, all steps necessary to make the Arrangement effective shall be completed as soon as practicable. The Closing shall take place at the offices of Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia at 5:00 p.m. (Vancouver time) on the date of acceptance for filing of the final order of the Court giving effect to the Arrangement by the British Columbia Registrar of Companies (the "EFFECTIVE TIME"), unless another place, date or time is agreed to by FiberChem and Intrex (the date on which the Closing takes place being referred to sometimes herein as the "CLOSING DATE").

2.3         DIRECTORS AND OFFICERS OF FIBERCHEM.

            At and from the Closing the directors of FiberChem shall consist of nine persons of whom four persons will be nominees of David S. Peachey, four persons will be nominees of Geoffrey Hewitt and one person will be a nominee chosen jointly by David S. Peachey and Geoffrey Hewitt, and if they are unable to agree, a person chosen by the other eight directors, and all such directors and officers will continue to hold office from Closing until their successors are duly appointed under applicable law. At the Closing the officers of FiberChem shall be the persons set forth in Schedule 2.3.

2.4         TAKING OF NECESSARY ACTION.

            Each of Intrex and FiberChem will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Arrangement in accordance with this Agreement and the Plan of Arrangement as promptly as possible.

2.5         THE UNITED STATES SECURITIES ACT OF 1933.

            To permit FiberChem to rely on the exemption under section 3(a)(10) of the Securities Act, the Companies confirm and declare that:

            (i) the Court will hold a hearing on the fairness of the terms and conditions of the Arrangement;

            (ii) all persons to whom it is proposed to issue securities will receive notification of and have an opportunity to be heard at the hearing;

            (iii) the Arrangement will not be effective unless the Court approves the fairness of the terms and conditions of the Arrangement; and

            (iv) the Court will be advised prior to the hearing that if the terms and conditions of the Arrangement are approved, any FiberChem Common Shares or FiberChem Special Shares to be issued in connection with the Arrangement or any FiberChem Common Shares issued upon the exchange of the Intrex Class B Shares will not require registration under the Securities Act by virtue of the Court's approval.

2.6         NEW AGREEMENT

            This Agreement supercedes and replaces in its entirety the Arrangement Agreement dated as of December 6, 1999 among the parties hereto.

2.7         PANDEL MERGER

            Pandel and FiberChem shall enter into the Pandel Merger Agreement in the form set forth in Exhibit 2.7 under which Pandel will merge with FiberChem Sub. Under the Pandel Merger Agreement, the shareholders of Pandel will exchange their shares of Pandel for FiberChem Common Shares. Following the Pandel Merger, FiberChem will hold 2,089,000 Intrex Common Shares.

                    ARTICLE 3 - CONSIDERATION; CONVERSION AND
                             EXCHANGE OF SECURITIES

3.1         CALCULATION OF AND DETERMINATION OF ARRANGEMENT CONSIDERATION

            The present equity and convertible debt/equity capitalization of both Intrex and FiberChem is as follows.

            (i) AS TO FIBERCHEM. As at May 9, 2000 FiberChem had outstanding: 51,585,695 FiberChem Common Shares; 207,848 shares of Preferred Stock (convertible currently into 2,078,480 FiberChem Common Shares, but to be amended with the approval of the shareholders of FiberChem to convert (on a one for 75 basis) into approximately 15,588,600 FiberChem Common Shares) and $247,000 of convertible notes (convertible into 1,073,913 FiberChem Common Shares), and $165,000 of other convertible notes (convertible into 1,325,188 FiberChem Common Shares). The "FIBERCHEM CAPITALIZATION" as at May 9, 2000 was 63,219,262 shares. Subject to section 4.2, if FiberChem issues any additional FiberChem Shares or shares convertible into or exercisable into FiberChem Shares the FiberChem Capitalization will not be increased. In addition, FiberChem had at May 9, 2000, 7,503,961 Class E Warrants; 1,895,175 Class D Warrants; 1,637,000 Unit Warrants; and 437,000 Placement Agent and Other Warrants, and 7,047,826 Warrants to purchase an additional 7,047,826 FiberChem Common Shares, all exercisable (at prices ranging from $0.23 to $1.25 per share) into an equal number of FiberChem Common Shares; and employee Stock Options to purchase approximately 3,620,942 FiberChem Common Shares at exercise prices ranging from $0.125 to $1.25 per share, or an aggregate of 22,141,904 additional shares on a fully diluted basis. On or before Closing FiberChem shall have created the FiberChem Special Shares.

            (ii) AS TO INTREX. As at May 26, 2000 Intrex has 8,392,194 Intrex Common Shares outstanding (the "INTREX CAPITALIZATION"). Intrex has no warrants, options or convertible or debt securities outstanding other than the agreement to issue 9,450,000 Intrex Class B Shares contemplated by the Compensation Agreement and the following securities owned by Entrenet Group, LLC (the "ENTRENET SECURITIES") (i) outstanding warrants to purchase 240,000 Intrex Common Shares at a purchase price of $0.50 per share (ii) $60,000 of convertible notes (convertible into 120,000 Intrex Common Shares).

3.2         ARRANGEMENT CONSIDERATION

            The consideration (the "ARRANGEMENT CONSIDERATION") payable to the Participating Intrex Shareholders pursuant to the Arrangement shall be as follows:

            (i) EXCHANGE OF INTREX COMMON SHARES. On the Closing Date, the Participating Intrex Shareholders shall surrender all of the outstanding Intrex Common Shares held by them in exchange for an aggregate of 175,240,930 Intrex Class B Shares and 1,752,409 FiberChem Special Shares. Such Arrangement Consideration will be satisfied by the exchange of each Intrex Common Share into:

                        (A)         27.801925 Intrex Class B Shares; and

                        (B)         0.27801925 FiberChem Special Shares.

            (ii) ENTRENET. As of the Closing Date, the Entrenet Securities will be cancelled under the terms of the Entrenet Agreements.

            (iii) TAX MATTERS. Solely to accommodate the tax objectives of Intrex and the Participating Intrex Shareholders, the following steps (except as otherwise advised by Canadian tax counsel) will be taken:

                        (A) On or before Closing, Intrex will create the Intrex Class B Shares with the special rights and restrictions set forth in EXHIBIT 3.2(A) which provide, among other things, that each Intrex Class B Share will have a par value of $0.00001, be non-voting, redeemable and exchangeable into one FiberChem Common Share.

                        (B) On or before Closing, FiberChem will change its authorized capital designating a series of its Preferred Shares as the FiberChem Special Shares. The FiberChem Special Shares will have the rights and restrictions set forth in EXHIBIT 3.2(B).

                        (C) On or before Closing, the Pandel Merger shall have been completed.

                        (D) On or before Closing, FiberChem will enter into a support agreement (the "SUPPORT AGREEMENT") with Intrex, in form and content satisfactory to Intrex, under which, among other things, FiberChem will agree to meet its obligation to pay dividends or deliver FiberChem Common Shares on a retraction or redemption call in accordance with the rights of the Intrex Class B Shares.

                        (E) With respect to each Participating Intrex Shareholder, the number of Intrex Class B Shares and FiberChem Special Shares to be received in connection with the Arrangement shall be rounded down to the nearest whole number of shares if such holder holds less than a whole Intrex Common Share.


            (iv) FAIRNESS OPINIONS. The Board of Directors of each of FiberChem and Intrex shall be entitled to obtain prior to the Closing Date from one or more independent third parties, an opinion that the Arrangement Consideration, taken as a whole, is fair to FiberChem's and Intrex's shareholders.

3.3         CONVERSION OF SHARES; DELIVERY OF ARRANGEMENT CONSIDERATION.

            At the Effective Time, by virtue of the Arrangement and without any action on the part of any party hereto, each Intrex Common Share issued and outstanding immediately prior to the Effective Time held by a Participating Intrex Shareholder shall be converted into and shall represent the right to receive from Intrex, 27.801925 Intrex Class B Shares and
0.27801925 FiberChem Special Shares. FiberChem will on the Effective Time deliver to Intrex the requisite number of FiberChem Special Shares required to be delivered by Intrex to the Participating Intrex Shareholders. All FiberChem Common Shares issued upon the exchange of the Intrex Class B Shares in accordance with the terms thereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Intrex Class B Shares.

            (i) Each Intrex Common Share held by FiberChem immediately prior to the Effective Time shall continue to be issued and outstanding.

            (ii) Each FiberChem Common Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

            (iii) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more Intrex Common Shares held by a Participating Intrex Shareholder shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Arrangement Consideration. With respect to any certificate for an Intrex Common Share held by a Participating Intrex Shareholder that has been lost or destroyed, Intrex shall direct distribution of the Arrangement Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with FiberChem's standard policy, and evidence reasonably satisfactory to FiberChem and Intrex of ownership of the shares represented thereby.

            (iv) FiberChem shall pay any dividends or other distributions with a record date prior to the Closing Date which have been declared or made by FiberChem in respect of FiberChem Common Shares in accordance with the terms of this Agreement and which remain unpaid at the Closing Date. To the extent permitted by law, all Participating Intrex Shareholders shall be entitled to vote after the Closing at any meeting of FiberChem stockholders the FiberChem Special Shares substantially equivalent to the number of whole shares of FiberChem Common Shares into which their Intrex Class B Shares are convertible, regardless of whether such holders have exchanged their certificates representing Intrex Class B Shares they receive as part of the Arrangement Consideration for certificates representing FiberChem Common Shares in accordance with the special rights and restrictions of the Intrex Class B Shares. Whenever a dividend or other distribution is declared by FiberChem on the FiberChem Common Shares the record date for which is at or after the Closing, FiberChem shall cause Intrex to declare and pay a dividend in the same kind and manner and amount on the Intrex Class B Shares as any such dividends or other distributions paid on the FiberChem Common Shares unless FiberChem declares and pays an equivalent dividend or distribution on the FiberChem Special Shares.

            (v) In the event FiberChem changes the number of FiberChem Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the amount of the Arrangement Consideration represented by FiberChem Common Shares shall be proportionately adjusted. FiberChem will not undertake any such change prior to Closing without the prior written consent of Intrex.

3.4         LOCK-UP AND VOTING OF FIBERCHEM COMMON SHARES.


            (i) On or before Closing, each of David Peachey and/or Estero Capital Corp., Peter Lagergren and/or Pandel Instruments, Inc., Kim Johnson, Trevor Nelson, Primary Equities Capital Corp., Brian O'Neil, Pentland Resources Limited, Boo Jock Chong, Geoffrey Hewitt, Melvin Pelley, Thomas Collins, Walter Haemmerli, Byron Dennenberg, Gerald T. Owens, Gordon Feir and Irwin J. Gruverman shall have entered into a Lock-Up Agreement (the "LOCK-UP AGREEMENT"), the form of which is attached hereto as EXHIBIT 3.4, and which shall provide as follows: the number of shares being sold, together with all other sales of FiberChem Common Shares for the account of the seller within the three preceding months, shall not exceed the greater of (1) one percent of the shares of FiberChem Common Shares outstanding as shown by FiberChem's most recently published report or statement, (2) the average weekly reported volume of trading in FiberChem Common Shares on all national securities exchanges or reported through the automated quotation system of a registered securities association during the four weeks preceding the filing of any required notice of sale pursuant to Rule 144 or, if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in FiberChem Common Shares reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 during the four week period specified in the preceding clause (2). In addition, unless a registration statement is in effect as to the sale, the seller shall file all notices of sale and shall comply with all other requirements of Rule 144 under the Securities Act in effecting any sale. After the expiration of 12 months from the Effective Time, the restrictions of the Lock-Up Agreement shall terminate.

            (ii) FiberChem reserves the right to waive the Lock-Up Limitations and/or resale limitations set forth in the Lock-Up Agreement, in whole or in part.

            (iii) The Lock-up Agreement will permit privately negotiated sales, transfers to family members and/or to trusts for the benefit of shareholders and family members of the parties thereto only if the transferee of such shares executes a Lock-Up Agreement substantially in the form of the Lock-Up Agreement attached as Exhibit 3.4.

3.5         VOTING AGREEMENT.

            At the Closing, the Voting Agreement Signatories shall collectively enter into the Voting Agreement in the form attached as EXHIBIT 3.5 with FiberChem under which each Voting Agreement Signatory shall agree that all FiberChem Common Shares or FiberChem Special Shares held by the Voting Agreement Signatory, directly or over which the Voting Agreement Signatory has voting authority shall, for a period of two years from Closing (provided the Voting Agreement Signatory is either a Director or Senior Officer of FiberChem at the time of voting) be voted:

            (i) in a manner such that the Board of Directors of FiberChem shall consist of nine persons of whom four persons will be nominees jointly of David S. Peachey and Peter Lagergren, four persons will be nominees of Geoffrey Hewitt and one person will be a nominee chosen jointly by David S. Peachey and Geoffrey Hewitt, and if they are unable to agree, a person chosen by the other eight directors.

            (ii) in favor of all other matters to be voted on by FiberChem shareholders in accordance with the proposals put forward and recommended to the Shareholders by the Board of Directors of FiberChem. Where no recommendation is made by the Board of Directors of FiberChem then each Voting Agreement Signatory shall be free to vote his shares as he sees fit.

3.6         REGISTRATION RIGHTS.

            (i) If as a result of the Arrangement any or all of the FiberChem Common Shares issued to the Participating Intrex Shareholders upon the exchange of the Intrex Class B Shares (collectively the "REGISTERED SHARES") are not eligible for sale in accordance with the volume and manner of sale requirements of Rule 144 without registration, FiberChem shall file a registration statement (the "REGISTRATION STATEMENT"), on Form S-4 or such other appropriate form not later than 90 days after the Effective Time to register the Registered Shares.

            (ii) In the event that any of the Registered Shares cannot be sold pursuant to the Registration Statement or are not eligible for sale pursuant to Rule 144, subject to the volume and manner of sale requirements of Rule 144, commencing one year from the Closing Date (the "REGISTRATION CONDITIONS"), the Participating Intrex Shareholders shall have the demand registration rights provided in this Section 3.6. If at any time during the period commencing upon the expiration of the No-Sale Period (as such term is defined in the Lock-Up Agreement attached as Exhibit 3.4 hereto) and ending two years thereafter, Registration Conditions exist, FiberChem covenants and agrees with the Participating Intrex

Shareholders that, upon written request of the then holder(s) of at least 25% of the remaining shares of FiberChem Common Shares, the Company will file with the SEC as promptly as practicable and, in any event, within 45 days after receipt of such written request, on one occasion at FiberChem's sole expense, a registration statement (the "DEMAND REGISTRATION STATEMENT") and, together with the Registration Statement, on a form which would be available for the resale of the FiberChem Common Shares by the Participating Intrex Shareholders under the Securities Act, registering or qualifying the FiberChem Common Shares requested to be so registered for sale. Such request shall specify the shares of FiberChem Common Shares intended to be sold and the intended method of disposition. FiberChem shall not, without the consent of the Participating Intrex Shareholders, grant to any person registration rights, that would entitle such holders to include any securities of FiberChem in the Demand Registration Statement.

            (iii) FiberChem will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective the Registration Statements as promptly as practicable and to maintain the effectiveness of the Registration Statements for a period of two years thereafter, subject to subparagraph (v) below.

            (iv) FiberChem shall notify each Participating Intrex Shareholder upon discovery that, or upon the happening of any event as a result of which, the prospectus included in any of the Registration Statements includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and, at the request of any Participating Intrex Shareholder, FiberChem shall promptly prepare and furnish to each Participating Intrex Shareholder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary.

            (v) FiberChem shall prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectuses contained therein as may be necessary to keep the Registration Statements effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statements until such time as all FiberChem Common Shares have been disposed of in accordance with the intended methods of disposition by the Participating Intrex Shareholders set forth in such Registration Statements; provided, that FiberChem shall not be required to maintain the effectiveness of any Registration Statement as to any shares of FiberChem Common Shares that may then be sold by a Participating Intrex Shareholder in accordance with Rule 144.

            (vi) FiberChem shall furnish to each Participating Intrex Shareholder such number of preliminary and final prospectuses included in any of the Registration Statements and of each such amendment and supplement thereto as such Participating Intrex Shareholder may reasonably request.

            (vii) FiberChem shall use its best efforts to file in a timely manner all reports required to be filed with the SEC pursuant to Section 13 of the SECURITIES EXCHANGE ACT OF 1934, as amended, and shall otherwise maintain its eligibility to use Form S-3 and comply with the public information requirements of paragraph (c) of Rule 144.

            (viii) FiberChem shall indemnify and hold harmless the Participating Intrex Shareholders against any losses, claims, damages, liabilities, costs (including, without limitation, the reasonable cost of preparation and attorney's fees) and reasonable expenses (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any of the Registration Statements or any prospectus or preliminary prospectus included therein or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to FiberChem by such Participating Intrex Shareholders expressly for use therein.

            (ix) In connection with any registration in which a Participating Intrex Shareholder is participating personally, and not in their capacity as an employee, officer or director of FiberChem, such Participating Intrex Shareholder shall furnish to FiberChem in writing such information as FiberChem reasonably requests for use in connection therewith and agrees to indemnify and hold harmless FiberChem, its directors, officers, agents and employees and each person who controls FiberChem (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934) from and against all losses arising out of or based upon any untrue statement of a material fact contained in any of the Registration Statements or any prospectus or preliminary prospectus included therein or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Participating Intrex Shareholder to FiberChem expressly for use in such Registration Statement, prospectus or preliminary prospectus and that such information was solely relied upon by FiberChem in preparation of such Registration Statement, prospectus or preliminary prospectus. In no event shall the liability of any Participating Intrex Shareholder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of all expenses) received by such Participating Intrex Shareholder upon the sale of shares of FiberChem Common Shares giving rise to such indemnification obligation.

            (x) FiberChem will pay all expenses of FiberChem and the Participating Intrex Shareholders in connection with the Registration Statement described in Section 3.6(i) and one Demand Registration Statement described in
Section 3.6(ii) above, in each instance exclusive of any underwriting discount or commission and the fees and expenses of Participating Intrex Shareholders' legal counsel in connection with the sale of shares by the Participating Intrex Shareholders pursuant to such registration.

            (xi) FiberChem acknowledges that the registration rights provided in this SECTION 3.6 are also for the benefit of any of the Participating Intrex Shareholders permitted transferees.

3.7         ABANDONED PROPERTY LAWS.

            Payment or delivery of any FiberChem Common Shares, and any dividends or distributions with respect to FiberChem Common Shares shall be subject to applicable abandoned property, escheat and similar laws and FiberChem shall not be liable to any holder of Intrex shares for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar laws.

3.8         POOLING AGREEMENT.

            On or before Closing, the Participating Intrex Shareholders, Intrex, FiberChem and Montreal Trust Company of Canada shall have entered into a pooling agreement (the "Pooling Agreement") in form and content acceptable to the parties thereto, under which the Participating Intrex Shareholders shall each deposit 72.90% of the Intrex Class B Shares and FiberChem Special Shares received by them in connection with the Arrangement in escrow to be redeemed upon the happening of certain triggering events as described in the Pooling Agreement. The aggregate number of shares deposited by the Participating Intrex Shareholders under the Pooling Agreement shall equal 127,758,403 Intrex Class B Shares and 1,277,840 FiberChem Special Shares.

3.9         EMPLOYMENT & NON-COMPETITION AGREEMENTS.

            At the Closing, David S. Peachey, Peter Lagergren, Geoffrey Hewitt, Melvin Pelley, Brian O'Neil and Thomas Collins shall each enter into an Employment and Non-Competition Agreement with FiberChem in the form annexed hereto as EXHIBIT 3.9.

3.10        COMPENSATION AGREEMENT.

            Prior to Closing Intrex and FiberChem shall have entered into the Compensation Agreement with David S. Peachey.

3.11        BROKERS; FINDERS.

            Under the Entrenet Agreements Entrenet will be paid a finder's fee in respect of the transaction. The Entrenet Agreements provide that at the Effective Time the Entrenet Securities will be cancelled and FiberChem will issue to Entrenet certain additional securities. For greater certainty, the FiberChem Securities to be issued to Entrenet have not been included as outstanding Intrex shares in the calculation of the Arrangement Consideration.

                           ARTICLE 4 - CERTAIN ACTIONS

4.1         REASONABLE EFFORTS.

            Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in:

            (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other person or entity;

            (ii) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with FiberChem securities filings (which obligation shall survive the consummation of the Arrangement); and

            (iii) in general, consummating and making effective the transactions contemplated hereby.

4.2         SPECIAL PROVISION PENDING THE CLOSING.

            (i) From the date of this Agreement through the Closing Date, except as contemplated under this Agreement and the Schedules attached hereto, neither Intrex nor FiberChem (each, a "party") will issue any debt or equity securities nor grant any additional options, or issue any other convertible securities, without the prior written consent of the other party. To the extent that additional securities are issued by one of the parties with the consent of the other, the party issuing the securities will immediately lend to the other party one-half of the consideration received by it for the issuance of such securities on the terms and conditions provided in this Section
4.2. Such borrowing shall be evidenced by a convertible promissory note or notes, convertible into shares of stock of the borrower at the option of either the borrower or the lender at a conversion price and upon such other terms and conditions as the borrower and the lender shall agree on or prior to the date of borrowing. If FiberChem issues additional securities in accordance with this
Section 4.2, the FiberChem Capitalization will not be increased with the result that no additional Arrangement Consideration will be payable to the Participating Intrex Shareholders. If Intrex issues securities in accordance with this Section 4.2, the Intrex Capitalization will be increased. If the Intrex Capitalization changes, the number of Intrex Class B Shares and FiberChem Special Shares issuable to each Participating Intrex Shareholder pursuant to
Section 3.2 will be adjusted accordingly.

            (ii) If the lending party elects not to proceed with the consummation of the Arrangement (other than because of default of the other party) then any convertible promissory note or notes evidencing its loan shall be canceled and the borrower shall have no obligation to repay, or issue stock upon conversion of, such convertible promissory note or notes.

            (iii) If the borrowing party elects not to proceed with the consummation of the transaction (other than because of default of the other party), any convertible promissory note or notes of the borrower evidencing its borrowing from the lending party shall become immediately due and payable, subject to the borrower's option to convert such convertible promissory note or notes into shares of its common stock.

              ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF INTREX

            Intrex and its wholly owned subsidiary Firebird Data Communications, Inc. (collectively referred to in this Article as "INTREX") warrants and represents to FiberChem as follows (as used herein, "to the best of Intrex's knowledge" or "to the best knowledge of Intrex" shall mean information actually known by executive management of Intrex without due inquiry.

5.1         OWNERSHIP OF SHARES.

            The authorized, issued and outstanding share capital of Intrex (the "Intrex Shares") is set forth in SCHEDULE 5.1. The owners of record, of the issued and outstanding shares of Intrex are set forth on Schedule 5.1. The voting shares set forth on Schedule 5.1 are the sole issued and outstanding voting shares of Intrex and the non-voting shares shown on Schedule 5.1 are the sole issued and outstanding non-voting shares of Intrex. All of the outstanding shares of Intrex are duly authorized, validly issued, fully paid and non-assessable.

5.2         CAPACITY; ORGANIZATION; STANDING.

            Intrex has or will have prior to Closing full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the transactions contemplated hereby, and to consummate such transactions. Except as set forth on SCHEDULE 5.2, Intrex: (a) does not own any subsidiaries; and (b) does not own, directly or indirectly, shares or other securities in any other corporation, or any interest in any partnership, joint venture or other business entity. Except as set forth on Schedule 5.2 of this Agreement, Intrex does not own, directly or indirectly, shares or other securities in any corporation, or any interest in any partnership, joint venture or other business entity which is engaged, directly or indirectly, in businesses competitive with that of FiberChem. This Agreement has been, and each of the Other Agreements and instruments executed hereunder will, at the Closing, be duly executed and delivered by Intrex. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligations of Intrex enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. No proceedings for the bankruptcy or insolvency of Intrex is pending or, to the best of Intrex's knowledge, are contemplated. Intrex has been duly organized and is validly existing under the laws of British Columbia, has full corporate power and authority to conduct its business as it is now being conducted and, except as set forth in Schedule 5.2, is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by Intrex requires such qualification. Intrex has all necessary licenses and authority to operate its business as now being conducted and as will be conducted after the Closing assuming such business is conducted as now operated.

5.3         LEGAL PROCEEDINGS.

            (i) Except as set forth in SCHEDULE 5.3 of this Agreement, Intrex is not a party to any pending litigation, arbitration or administrative proceeding or, to the best of Intrex's knowledge: (a) to any investigation, and
(b) no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial condition, business or properties of Intrex is threatened.

            (ii) Except as disclosed in Schedule 5.3 to this Agreement, Intrex has no knowledge of and has not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of Intrex, any purchaser of goods or services from Intrex, or any employee or independent contractor in each such case material or significant to the conduct or operation of Intrex or their businesses or any party to any agreement to which Intrex is a party.

            (iii) Except as disclosed in Schedule 5.3, to the best of Intrex's knowledge, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed, by Intrex.

            (iv) To the best of Intrex's knowledge, Intrex is under no obligation with respect to the return of goods in the possession of customers.

5.4         AUTHORIZATION; NO GOVERNMENTAL CONSENTS REQUIRED.

            The execution and delivery by Intrex of this Agreement, the Certificate of Arrangement and the consummation of the transactions contemplated by this Agreement, as well as the performance of its obligations under this Agreement, have been duly and validly authorized by Intrex's Board of Directors.

5.5         ENCUMBRANCES

            Except as disclosed in SCHEDULE 5.5, there are no liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of Intrex is subject.

5.6         TRADEMARKS.

            Intrex owns the trademarks, the trade names, service marks, assumed names, copyrights and registrations therefor (collectively "INTREX TRADEMARKS") specified in SCHEDULE 5.6. The Intrex Trademarks have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 5.6. Intrex is not in default under any of the licenses or agreements relating to the Intrex Trademarks as listed in Schedule 5.6 and all of such licenses and agreements are in effect. Intrex has not granted, and will not grant prior to the Closing, licenses or other rights to use such Intrex Trademarks. No other trademarks are either owned or used by Intrex. To the best of Intrex's knowledge, the operation of Intrex's business does not infringe on the trademarks of any third party. No claim has been made that there is any such infringement. To the best of Intrex's knowledge, except as disclosed in Schedule 5.6, no trademark of any other person infringes the Intrex Trademarks of Intrex.

5.7         PATENTS, ETC.

            Intrex owns the inventions, letters patent, applications for letters patent and patent license rights, inventions, processes, designs, formulas, trade secrets, know-how and other industrial property rights (collectively "INTREX PATENTS") necessary for the conduct of its business, specified as belonging to it in SCHEDULE 5.7. The Intrex Patents have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 5.7. Intrex is not in default under any of the licenses or agreements relating to the Intrex Patents as listed in Schedule 5.7 and all of such licenses and agreements are in effect. Intrex has not granted, and will not grant prior to the Closing, licenses or other rights to third parties to use such Intrex Patents. No other patents are owned or used by Intrex. To the best of Intrex's knowledge, the operation of Intrex's business does not infringe on the patent rights of any third party. No claim has been made that there is any such infringement. To the best of Intrex's knowledge, no patent of any person infringes the Intrex Patents of Intrex.

5.8         FINANCIAL STATEMENTS.

            (i) The audited financial statements of Intrex as of and for the years ended December 31, 1997 and December 31 1998, and the unaudited financial statements of Intrex as of June 30, 1999 (collectively, the "INTREX FINANCIALS") together with the related notes and schedules, when required, true, correct and complete copies of which are attached hereto as SCHEDULE 5.8, (a) are in accordance with the books of account and records of Intrex; (b) except as disclosed on Schedule 5.8 present fairly in all material respects, and are true, correct and complete statements of the financial condition and the results of operations of Intrex as at and for the periods therein specified; and (c) do not include or omit to state any material fact which renders the Intrex Financials misleading.

            (ii) Except as and to the extent shown or provided for in the Intrex Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since December 31, 1998 in the ordinary course of business, Intrex has no material claims, liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of Intrex; as of June 30, 1999, there was no material asset used by Intrex in its operations that has not been reflected in the Intrex Financials, and, except as set forth in the Intrex Financials, no assets have been acquired by Intrex since such date except in the ordinary course of business; and (b) all reserves (if any) established by Intrex and set forth in the Intrex Financials are adequate, appropriate and reasonable.

            (iii) The Intrex Financials do not include any assets, liabilities, income or expenses of any entity other than Intrex. All transactions between Intrex and any other entity in which any of its shareholders is an officer, director or owns 5% or more of the equity have, since December 31, 1998, been at prices no less favorable to Intrex than could have been obtained from any independent third party and prior to December 31, 1998, Intrex is not aware of any such material transaction except as set forth on Schedule 5.8.

5.9         ABSENCE OF CERTAIN CHANGES.

            Except as disclosed in SCHEDULE 5.9 or the Intrex Financials, since June 30, 1999, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, earnings, business, prospects or results of operations of Intrex (in this Section 5.9 customary or seasonal fluctuations in the Financials as a result of ordinary and normal operation of the business of Intrex shall not constitute a material adverse change).

5.10        TAX MATTERS.

            Except as disclosed in SCHEDULE 5.10, Intrex has timely filed all required United States, Texas, Canadian, British Columbia and local income tax returns and has timely filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by Intrex. Intrex has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes due and payable by Intrex on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officers or employees compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. Intrex shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports of Intrex for the taxable year ended December 31, 1999. Except as disclosed in Schedule 5.10, all tax liabilities of Intrex arising through the end of the taxable year ended December 31, 1998, have been paid and all tax liabilities of Intrex arising after December 31, 1998 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of Intrex. No Canadian, United States, local or other tax return of Intrex for any period is currently under audit by Revenue Canada or other tax authorities except as set forth on Schedule 5.10. No claim has been made by any taxing authority relating to any such returns or any audit. For purposes of this Section 5.10, the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. All taxes which Intrex is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable.

5.11        ACCOUNTS RECEIVABLE AND INVENTORY.

            (i) The accounts receivable of Intrex reflected in the Intrex Financials as at June 30, 1999, and the accounts receivable acquired by Intrex since such date are valid, bona fide, subsisting claims for the aggregate amounts thereof reflected in the Intrex Financials net of the reserves or allowances for doubtful receivables reflected in the Intrex Financials or thereafter in Intrex's books and records uniformly maintained in accordance with the Intrex Financials, accounted for in accordance with generally accepted accounting principles; and Intrex knows of no reason that would make such accounts receivable, net of such amounts as Intrex has reserved on their books as of December 31, 1998, taken as a whole, not collectible.

            (ii) The inventory of Intrex reflected in the Intrex Financials as at June 30, 1999, and the inventory acquired by Intrex since such date and as set forth on SCHEDULE 5.11 (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the Intrex Financials, (c) is marketable or adequate provision for obsolescence has been provided and (d) to the best of Intrex's knowledge, there is no reason that would make such inventory, net of such amounts as Intrex has reserved on their books as June 30, 1999, taken as a whole, not marketable.

5.12        TITLE AND CONDITION OF PROPERTIES.

            (i) Intrex does not own any real property, except as disclosed on SCHEDULE 5.12. Except as disclosed in Schedule 5.12, Intrex has good and marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the Financials and all properties acquired subsequent to December 31, 1998, which have not been disposed of in the ordinary course of business since December 31, 1998, which property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance except as disclosed in Schedule 5.12.

            (ii) Schedule 5.12 contains an accurate list of the Leases under which Intrex is lessee of any real property and/or any personal property. Intrex enjoys peaceful and undisturbed possession under all of the Leases. True and correct copies of the Leases have been made available to FiberChem for inspection. No notice of default or claim under any of the Leases, or to the best of Intrex's knowledge, no indication of any default or claim has occurred or desire not to renew any of the Leases, has been received by Intrex, and Intrex has performed in all material respects, all obligations required to be performed by them to date under the Leases.

            (iii) All personal property, machinery and equipment which is material to the business, operations or condition (financial or otherwise) of Intrex is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and are suitable for the purpose for which they are used. Except as disclosed in Schedule 5.12, Intrex is not aware of nor has it received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to Intrex's businesses or its owned or leased real or personal properties.

5.13        DESCRIPTION OF MATERIAL CONTRACTS.

            (i) SCHEDULE 5.13 contains a complete and correct list as of the date hereof of all agreements, contracts, instruments and commitments, obligations and understandings of the following types, written or oral, to which Intrex is a party, under which Intrex has any rights or by which Intrex or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $60,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of sales and management personnel (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by Intrex of materials, supplies or finished products exceeding $25,000 in the aggregate from any one person; (g) agreements, orders or commitments for the sale by Intrex of their products or services exceeding $200,000; (h) agreements or commitments for capital expenditures in excess of $25,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $50,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to the payment of royalties; (k) brokerage or finder's agreements; (l) joint venture agreements; and (m) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by Intrex of more than $25,000.

            (ii) Intrex has made available to FiberChem complete and correct copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto, listed on the Schedules hereto, and such Schedules contain accurate descriptions of all oral agreements listed on such Schedules. To the best of Intrex's knowledge, all such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in Schedule 5.13, all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and Intrex is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There have been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in Schedule 5.13, or in the express terms of any written contract, agreement, commitment, obligation or undertaking, no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date.

            (iii) Except as otherwise set forth in Schedule 5.13, to the best of Intrex's knowledge, each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, except to the extent it terminates or is terminable by its terms, in full force and effect and there is not, under any such contract, lease, instrument or commitment, any existing default by Intrex or such other parties or any event that, with notice, lapse of time or both, would constitute a default by Intrex or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing.

5.14        ACCOUNTS PAYABLE.

            SCHEDULE 5.14 to this Agreement sets forth a true, correct and complete list of all accounts payable of Intrex at June 30, 1999, including amounts payable to trade creditors (the "TRADE CREDITORS") and other short-term liabilities commonly identified as accounts payable, which are, to the best of their knowledge, bona fide, valid and binding obligations of Intrex incurred in the ordinary course of business on an arms-length basis.

5.15        DEFAULT; VIOLATIONS OR RESTRICTIONS, THIRD PARTY CONSENTS.

            The execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by Intrex in connection with the transactions contemplated hereby and the fulfillment of the terms and conditions herein set forth and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would not) (i) result in the breach of any term or provision of the Certificate of Incorporation or By-laws of Intrex or (ii) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to Intrex, under any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation to which Intrex is a party or by which it is bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, Intrex's restriction, charge or encumbrance upon any of Intrex's assets or interfere with or otherwise adversely affect the ability to carry on the business of Intrex after the Closing Date on substantially the same basis as it is now conducted by Intrex. Except as set forth in SCHEDULE 5.15, no consent of any party to any material agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which Intrex is a party, or by which they or any of their assets is subject, is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the continuation thereof after the Arrangement without Intrex becoming obligated to make payments greater than would have been required in the event the Arrangement was not consummated.

5.16        COURT ORDERS AND DECREES.

            Except as set forth in SCHEDULE 5.16, Intrex has not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting Intrex, the Stock or any of Intrex's assets. To Intrex's best knowledge Intrex is in compliance in all material respects with all applicable Federal, provincial, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which Intrex may be subject.

5.17        BOOKS AND RECORDS.

            The books and records of Intrex are in all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Memorandum and Articles of Intrex and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of Intrex are contained in the minute books and stock transfer books of Intrex and will be delivered to FiberChem at the Closing.

5.18        PENSION AND WELFARE PLANS.

            Except as set forth in SCHEDULE 5.18, Intrex does not have in effect any pension, profit sharing or other employee benefit plan. All benefits payable under any terminated employee pension benefit plan previously maintained by Intrex or to which it has previously contributed have been paid in full, and Intrex does not have any material unfunded liability in respect of any such plan or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to Intrex.

5.19        INSURANCE.

            SCHEDULE 5.19 contains a correct and complete description of all current policies of insurance by or on behalf of Intrex in which Intrex is named as an insured party, beneficiary or loss payable payee.

5.20        RIGHTS OF THIRD PARTIES.

            Other than as disclosed in SCHEDULE 5.20 attached hereto, or specifically provided for in this Agreement, Intrex has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of Intrex, and no person or other entity has any right to possession, use or occupancy of any of the property of Intrex.

5.21        LABOR MATTERS.

            Except as set forth in SCHEDULE 5.21, Intrex is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of Intrex. To the best of Intrex's knowledge, Intrex (i) is in compliance with all provincial laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

5.22        RELATIONSHIPS WITH VENDORS AND CUSTOMERS.

            To the best knowledge of Intrex there are no present or future conditions or state of facts or circumstances that would materially adversely affect the financial or business condition of Intrex after the Closing Date. Intrex's relationships with its customers, clients and vendors are satisfactory, and Intrex has no knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. Except as set forth in SCHEDULE 5.22, Intrex has no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against Intrex. Intrex has no knowledge of any present or future condition or state of facts or circumstances which would prevent the business of Intrex from being carried on after the Closing Date in essentially the same manner as it is presently being carried on.

5.23        COMPENSATION PLANS.

            SCHEDULE 5.23 contains a correct and complete list of all employees of Intrex whose annual compensation for 1999 is expected to exceed $60,000.
Schedule 5.23 contains a correct and complete description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of Intrex.

5.24        GOVERNMENTAL LICENSES.

            Intrex has or will have prior to Closing all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of Intrex, and (ii) required in connection with Intrex's execution, delivery or performance of this Agreement, all of which have been obtained by Intrex and are in full force and effect.

5.25        BINDING OBLIGATION

            This Agreement has been duly executed and delivered by Intrex and constitutes legal, valid and binding obligations of Intrex, enforceable against Intrex in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Boards of Directors of Intrex and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

5.26        BROKERS.

            No agent, broker, investment banker, person, or firm acting on behalf of Intrex or any firm or corporation affiliated with any of them, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby except the consideration payable to Entrenet pursuant to the Entrenet Agreements.

5.27        COMPLIANCE WITH LAWS.

            (i) The operations and activities of Intrex have previously complied and continue to comply in all material respects with all applicable Canadian and British Columbia laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively referred to in this Article as the "LAWS") as in effect on or before the date of this Agreement. To the best of Intrex's knowledge, neither the ownership of Intrex nor the conduct of the business of Intrex as presently conducted conflicts with the rights of any other person, firm or company or violates, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of their Certificates of Incorporation or By-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which Intrex is a party or by which it may be bound or affected. Except as set forth in SCHEDULE 5.27, Intrex has received no notice or communication from any third party asserting a failure to comply with any Laws, nor has Intrex received any notice that any authority or third party intends to seek enforcement against Intrex to compel compliance with any such Laws.

            (ii) Except as set forth in Schedule 5.27, there are no existing claims or to the best of Intrex's knowledge, potential claims which may exist against Intrex, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of Intrex of any Hazardous Material, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under any applicable federal, Canadian, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

            (iii) Except as set forth in Schedule 5.27, since the date first acquired or leased by Intrex, Intrex has not placed any "Hazardous Material" on or under the real property owned or leased by Intrex and, to the best of Intrex's knowledge, there has been no "Hazardous Material" on or under the real property owned or leased by Intrex. In this Agreement "Hazardous Material" means any hazardous substances, hazardous materials, toxic substances or solid waste as defined in the CLEAR AIR ACT (United States), the COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT (United States), as amended, the RESOURCE CONSERVATION AND RECOVERY ACT (United States), as amended, and the HAZARDOUS MATERIALS TRANSPORTATION ACT (United States), any substances or materials listed as hazardous or toxic in the United States Department of Transportation Table, by the United States Environmental Protection Agency or any successor agency or under any federal, state or local laws or regulations, or any asbestos, polychlorinated bi-phenyls, urea formaldehyde foam, explosives or radioactive materials.

            (iv) Neither Intrex nor to the best knowledge and belief of Intrex, any officer, employee or agent of Intrex acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three years given, agreed to give or received or agreed to receive any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder Intrex (or assist Intrex in connection with any actual or proposed transaction) which (i) might subject Intrex to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of Intrex, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of Intrex, or which might subject Intrex to suit or penalty in any private or governmental litigation or proceeding.

5.28        GUARANTEES.

            Except as disclosed in SCHEDULE 5.28, the Participating Intrex Shareholders have not personally guaranteed any of the obligations of the business of Intrex.

5.29        BENEFITS.

            All accrued holiday, vacation, sick or other compensation or benefits to which employees of Intrex are entitled to receive from Intrex are set forth on SCHEDULE 5.29.

             ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FIBERCHEM

            FiberChem warrants and represents to Intrex as follows (as used herein, "FiberChem's best knowledge" or "to the best knowledge of FiberChem" shall mean information actually known by senior officers of FiberChem without due inquiry):

6.1         ORGANIZATION; CAPITALIZATION.

            FiberChem is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith and to consummate the transactions contemplated by this Agreement. FiberChem is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

6.2         SHARE CAPITAL.

            The authorized and outstanding FiberChem warrants and options are as described in Section 3.1 of this Agreement. All outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. The FiberChem Common Shares reserved for issuance pursuant to this Agreement are free of any rights in others and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Arrangement. Holders of FiberChem Common Shares do not have preemptive rights. FiberChem has issued warrants, options, rights and securities convertible into FiberChem Common Shares and other arrangements or commitments which obligate FiberChem to issue FiberChem Common Shares as described in Section 3.1 of this Agreement. No other warrants, options, rights, convertible securities or other arrangements or commitments are outstanding as of the date of this Agreement.

6.3         CAPACITY.

            FiberChem has full right, power and capacity to execute, deliver and perform its obligations under this Agreement and the Other Agreements required to be executed by the FiberChem in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, conflict with or constitute a breach of any term or provision of the Certificates of Incorporation or By-laws of FiberChem constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which FiberChem is a party or by which it is bound. Except as set forth on SCHEDULE 6.3, FiberChem: (a) does not own any subsidiaries; and (b) does not own, directly or indirectly, shares or other securities in any other corporation, or any interest in any partnership, joint venture or other business entity. Except as set forth on Schedule 6.3 of this Agreement, FiberChem has no interest in any entity engaged, directly or indirectly, in businesses competitive with that of Intrex. This Agreement has been, and each of the Other Agreements and instruments executed hereunder will, at the Closing, be duly executed and delivered by FiberChem. This Agreement constitutes, and each of the Other Agreements will constitute legal, valid and binding obligations of FiberChem enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. No proceedings for the bankruptcy or insolvency of FiberChem is pending or, to the best of FiberChem's knowledge, are contemplated.

6.4         LEGAL PROCEEDINGS.

            (i) Except as set forth in SCHEDULE 6.4 of this Agreement, FiberChem is not a party to any pending litigation, arbitration or administrative proceeding or, to the best of FiberChem's knowledge: (a) to any investigation, and (b) no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial condition, business or properties of FiberChem is threatened.

            (ii) Except as disclosed in Schedule 6.4 to this Agreement, FiberChem has no knowledge of and has not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of FiberChem, any purchaser of goods or services from FiberChem, or any employee or independent contractor in each such case material or significant to the conduct or operation of FiberChem or its businesses or any party to any agreement to which FiberChem is a party.

            (iii) Except as disclosed in Schedule 6.4, to the best of FiberChem's knowledge, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed, by FiberChem.

            (iv) To the best of FiberChem's knowledge, FiberChem is under no obligation with respect to the return of goods in the possession of customers.

6.5         ENCUMBRANCES.

            Except as disclosed in SCHEDULE 6.5, there are no liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of FiberChem is subject.

6.6         TRADEMARKS.

            FiberChem owns the trademarks, the trade names, service marks, assumed names, copyrights and registrations therefor (collectively "FIBERCHEM TRADEMARKS") specified in SCHEDULE 6.6. The FiberChem Trademarks have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 6.6. FiberChem is not in default under any of the licenses or agreements relating to the FiberChem Trademarks as listed in
Schedule 6.6 and all of such licenses and agreements are in effect. FiberChem has not granted, and will not grant prior to the Closing, licenses or other rights to use such FiberChem Trademarks. No other FiberChem Trademarks are either owned or used by FiberChem. To the best of FiberChem's knowledge, the operation of FiberChem's business does not infringe on the trademarks of any third party. No claim has been made that there is any such infringement. To the best of FiberChem's knowledge, no trademark of any other person infringes the FiberChem Trademarks.

6.7         PATENTS, ETC.

            FiberChem owns the inventions, letters patent, applications for letters patent and patent license rights, inventions, processes, designs, formulas, trade secrets, know-how and other industrial property rights (collectively "FIBERCHEM PATENTS") necessary for the conduct of its business, specified as belonging to it in SCHEDULE 6.7. The FiberChem Patents have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 6.7. FiberChem is not in default under any of the licenses or agreements relating to the FiberChem Patents as listed in
Schedule 6.7 and all of such licenses and agreements are in effect. FiberChem has not granted, and will not grant prior to the Closing, licenses or other rights to third parties to use such FiberChem Patents. No other FiberChem Patents are owned or used by FiberChem. To the best of FiberChem's knowledge, the operation of FiberChem's business does not infringe on the patent rights of any third party. No claim has been made that there is any such infringement. To the best of FiberChem's knowledge, no patent of any person infringes the FiberChem Patents.

6.8         FINANCIAL STATEMENTS.

            (i) The audited financial statements of FiberChem as of and for the years ended September 30, 1998 and September 30, 1999, previously delivered to Intrex, and the unaudited financial statements of FiberChem for the six month period ended March 31, 2000 which shall be delivered to Intrex (collectively, the "FIBERCHEM FINANCIALS") together with the related notes and schedules, when required, true, correct and complete copies of which are attached hereto as SCHEDULE 6.8, (a) are in accordance with the books of account and records of FiberChem; (b) except as disclosed on Schedule 6.8 present fairly in all material respects, and are true, correct and complete statements of the financial condition and the results of operations of FiberChem as at and for the periods therein specified; and (c) do not include or omit to state any material fact which renders the FiberChem Financials misleading.

            (ii) Except as and to the extent shown or provided for in the FiberChem Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since March 31, 2000 in the ordinary course of business, FiberChem has no material claims, liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of FiberChem; as of March 31, 2000, there was no material asset used by FiberChem in its operations that has not been reflected in the FiberChem Financials, and, except as set forth in the FiberChem Financials, no assets have been acquired by FiberChem since such date except in the ordinary course of business; and (b) all reserves (if any) established by FiberChem and set forth in the FiberChem Financials are adequate, appropriate and reasonable.

            (iii) The FiberChem Financials do not include any assets, liabilities, income or expenses of any entity other than FiberChem. All transactions between FiberChem and any other entity in which any of its shareholders is an officer, director or owns 5% or more of the equity have, since March 31, 2000, been at prices no less favorable to FiberChem than could have been obtained from any independent third party and prior to March 31, 2000, FiberChem is not aware of any such material transaction except as set forth on Schedule 6.8.

6.9         ABSENCE OF CERTAIN CHANGES.

            Except as disclosed in SCHEDULE 6.9 or the FiberChem Financials, since March 31, 2000, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, earnings, business, prospects or results of operations of FiberChem (in this SECTION 6.9 customary or seasonal fluctuations in the FiberChem Financials as a result of ordinary and normal operation of the business of FiberChem shall not constitute a material adverse change).

6.10        TAX MATTERS.

            FiberChem has timely filed all required United States, State and local income tax returns and has timely filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by FiberChem. FiberChem has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes due and payable by FiberChem on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officers or employees compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. FiberChem shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports of FiberChem for the taxable year ended September 30, 2000. All tax liabilities of FiberChem arising through the end of the taxable year ended September 30, 1999, have been paid. All tax liabilities of FiberChem arising after September 30, 1999 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of FiberChem. No United States, State, local or other tax return of FiberChem for any period is currently under audit by the Internal Revenue Service or other tax authorities except as set forth on SCHEDULE 6.10. No claim has been made by any taxing authority relating to any such returns or any audit. For purposes of this
Section 6.10, the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. All taxes which FiberChem is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable.

6.11        ACCOUNTS RECEIVABLE AND INVENTORY.

            (i) The accounts receivable of FiberChem reflected in the FiberChem Financials as at March 31, 2000, and the accounts receivable acquired by FiberChem since such date are valid, bona fide, subsisting claims for the aggregate amounts thereof reflected in the FiberChem Financials net of the reserves or allowances for doubtful receivables reflected in the FiberChem Financials or thereafter in FiberChem's books and records uniformly maintained in accordance with the FiberChem Financials, accounted for in accordance with generally accepted accounting principles; and FiberChem knows of no reason that would make such accounts receivable, net of such amounts as FiberChem has reserved on their books as of March 31, 2000, taken as a whole, not collectible.

            (ii) The inventory of FiberChem reflected in the FiberChem Financials as at March 31, 2000, and the inventory acquired by FiberChem since such date and as set forth on SCHEDULE 6.11 (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the FiberChem Financials, (c) is marketable or adequate provision for obsolescence has been provided and

(d) to the best of FiberChem's knowledge, there is no reason that would make such inventory, net of such amounts as FiberChem has reserved on its books as March 31, 2000, taken as a whole, not marketable.

6.12        TITLE AND CONDITION OF PROPERTIES.

(i)         FiberChem does not own any real property, except as disclosed on
SCHEDULE 6.12. Except as disclosed in Schedule 6.12, FiberChem has good and marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the FiberChem Financials and all properties acquired subsequent to March 31, 2000, which have not been disposed of in the ordinary course of business since March 31, 2000, which property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance except as disclosed in Schedule 6.12.

            (ii) Schedule 6.12 contains an accurate list of all leases and other agreements under which FiberChem is lessee of any real property and/or any personal property (the "FIBERCHEM LEASES"). FiberChem enjoys peaceful and undisturbed possession under all of the Leases. True and correct copies of the FiberChem Leases have been made available to Intrex for inspection. No notice of default or claim under any of the FiberChem Leases, or to the best of FiberChem's knowledge, no indication of any default or claim has occurred or desire not to renew any of the FiberChem Leases, has been received by FiberChem, and FiberChem has performed in all material respects, all obligations required to be performed by it to date under the FiberChem Leases.

            (iii) All personal property, machinery and equipment which is material to the business, operations or condition (financial or otherwise) of FiberChem is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and are suitable for the purpose for which they are used. Except as disclosed in Schedule 6.12, FiberChem is not aware of nor has it received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to FiberChem's businesses or its owned or leased real or personal properties.

6.13        DESCRIPTION OF MATERIAL CONTRACTS.

            (i) SCHEDULE 6.13 contains a complete and correct list as of December 6, 1999 of all agreements, contracts, instruments and commitments, obligations and understandings of the following types, written or oral, to which FiberChem is a party, under which FiberChem has any rights or by which Intrex or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $60,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of sales and management personnel (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by FiberChem of materials, supplies or finished products exceeding $25,000 in the aggregate from any one person; (g) agreements, orders or commitments for the sale by FiberChem of their products or services exceeding $200,000 (h) agreements or commitments for capital expenditures in excess of $25,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $50,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to the payment of royalties; (k) brokerage or finder's agreements; (l) joint venture agreements; and (m) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by FiberChem of more than $25,000.

            (ii) FiberChem has made available to Intrex complete and correct copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto, listed on the Schedules hereto, and such Schedules contain accurate descriptions of all oral agreements listed on such Schedules. To the best of FiberChem's knowledge, all such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in Schedule 6.13, all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and FiberChem is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There have been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in Schedule 6.13, or in the express terms of any written contract, agreement, commitment, obligation or undertaking, no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date.

            (iii) Except as otherwise set forth in Schedule 6.13, to the best of FiberChem's knowledge, each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, except to the extent it terminates or is terminable by its terms in full force and effect and there is not, under any such contract, lease, instrument or commitment, any existing default by FiberChem or such other parties or any event that, with notice, lapse of time or both, would constitute a default by FiberChem or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing.

6.14        ACCOUNTS PAYABLE.

            SCHEDULE 6.14 to this Agreement sets forth a true, correct and complete list of all accounts payable of FiberChem at June 30, 1999, including amounts payable to trade creditors (the "FIBERCHEM TRADE CREDITORS") and other short-term liabilities commonly identified as accounts payable, which are, to the best of FiberChem's knowledge, bona fide, valid and binding obligations of FiberChem incurred in the ordinary course of business on an arms-length basis.

6.15        DEFAULT; VIOLATIONS OR RESTRICTIONS, THIRD PARTY CONSENTS.

            The execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by FiberChem in connection with the transactions contemplated hereby and the fulfillment of the terms and conditions herein set forth and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would not) (i) result in the breach of any term or provision of the Certificate of Incorporation or By-laws of FiberChem or (ii) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to Intrex, under any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which FiberChem is party or by which it may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim,

Intrex's restriction, charge or encumbrance upon any of FiberChem's assets or interfere with or otherwise adversely affect the ability to carry on the business of FiberChem after the Closing Date on substantially the same basis as it is now conducted by FiberChem. Except as set forth in SCHEDULE 6.15, no consent of any party to any material agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which FiberChem is a party, or by which them or any of their assets is subject, is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the continuation thereof after the Arrangement without FiberChem becoming obligated to make payments greater than would have been required in the event the Arrangement was not consummated.

6.16        COURT ORDERS AND DECREES.

            Except as set forth in SCHEDULE 6.16, FiberChem has not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting FiberChem, FiberChem's capital stock or any of FiberChem's assets. To FiberChem's best knowledge FiberChem is in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which FiberChem may be subject.

6.17        BOOKS AND RECORDS.

            The books and records of FiberChem are in all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Articles and By-Laws of FiberChem and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of FiberChem are contained in the minute books and stock transfer books of FiberChem.

6.18        PENSION AND WELFARE PLANS.

            Except as set forth in SCHEDULE 6.18, FiberChem does not have in effect any pension, profit sharing or other employee benefit plan. All benefits payable under any terminated employee pension benefit plan previously maintained by FiberChem or to which it has previously contributed have been paid in full, and FiberChem does not have any material unfunded liability in respect of any such plan or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to FiberChem.

6.19        INSURANCE.

            (i) SCHEDULE 6.19 contains a correct and complete description of all current policies of insurance by or on behalf of FiberChem in which FiberChem is named as an insured party, beneficiary or loss payable payee. FiberChem has at all times since June 30, 1999 maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to their properties, in respect of liabilities and risks prudently insured against. The policies described in Schedule 6.19 (or renewals or replacements thereof) are outstanding and in force as of the date hereof, cover risks normally insured against and are in amounts normally carried and there is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.

6.20        RIGHTS OF THIRD PARTIES.

            Other than as disclosed in SCHEDULE 6.20 attached hereto, or specifically provided for in this Agreement, FiberChem has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of FiberChem, and no person or other entity has any right to possession, use or occupancy of any of the property of FiberChem.

6.21        LABOR MATTERS.

            Except as set forth in SCHEDULE 6.21, FiberChem is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of FiberChem. To the best of FiberChem's knowledge, FiberChem (i) are in compliance with all state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) are not engaged in any unfair labor practices.

6.22        RELATIONSHIPS WITH VENDORS AND CUSTOMERS.

            To the best knowledge of FiberChem there are no present or future conditions or state of facts or circumstances that would materially adversely affect the financial or business condition of FiberChem after the Closing Date. FiberChem's relationships with its customers, clients and vendors are satisfactory, and FiberChem has no knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. Except as set forth in SCHEDULE 6.22, FiberChem has no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against FiberChem. FiberChem has no knowledge of any present or future condition or state of facts or circumstances which would prevent the business of FiberChem from being carried on after the Closing Date in essentially the same manner as it is presently being carried on.

6.23        COMPENSATION PLANS.

            SCHEDULE 6.23 contains a correct and complete list of all employees of FiberChem whose annual compensation for 2000 is expected to exceed $60,000.
Schedule 6.23 contains a correct and complete description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of FiberChem.

6.24        GOVERNMENTAL LICENSES.

            FiberChem has or will have prior to Closing all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of FiberChem, and (ii) required in connection with FiberChem's execution, delivery or performance of this Agreement, all of which have been obtained by FiberChem and are in full force and effect.

6.25        COMPLIANCE WITH LAWS.

            (i) The operations and activities of FiberChem have previously and continue to comply in all material respects with all applicable State and Federal laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively referred to in this Article as the "LAWS"), as in effect on or before the date of this Agreement. To the best of FiberChem's knowledge, neither the ownership of FiberChem nor the conduct of the business of FiberChem as presently conducted conflicts with the rights of any other person, firm or company or violates, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of their Certificates of Incorporation or By-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which FiberChem is a party or by which it may be bound or affected. Except as set forth in SCHEDULE 6.25, FiberChem has received no notice of communication from any third party asserting a failure to comply with any Laws, nor have FiberChem received any notice that any authority or third party intends to seek enforcement against FiberChem to compel compliance with any such Laws.

            (ii) Except as set forth in Schedule 6.25, there are no existing claims or to the best of FiberChem's knowledge, potential claims which may exist against FiberChem, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of FiberChem of any Hazardous Material, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under any applicable federal, Canadian, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

            (iii) Except as set forth in Schedule 6.25, since the date first acquired or leased by FiberChem, FiberChem has not placed any Hazardous Material on or under the real property owned or leased by FiberChem and, to the best of FiberChem's knowledge, there has been no "Hazardous Material" on or under the real property owned or leased by FiberChem.

            (iv) Neither FiberChem nor to the best knowledge and belief of FiberChem, any officer, employee or agent of FiberChem acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three years given, agreed to give or received or agreed to receive any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder FiberChem (or assist FiberChem in connection with any actual or proposed transaction) which
(i) might subject FiberChem to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of FiberChem, or
(iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of FiberChem, or which might subject FiberChem to suit or penalty in any private or governmental litigation or proceeding.

6.26        BINDING OBLIGATION.

            This Agreement has been duly executed and delivered by FiberChem and constitutes legal, valid and binding obligations of FiberChem, enforceable against FiberChem in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Boards of Directors of FiberChem and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

6.27        BROKERS.

            No agent, broker, investment banker, person or firm acting on behalf of FiberChem or any firm or corporation affiliated with FiberChem or under its authority is or will be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the transactions contemplated hereby, except that, upon and subject to the successful consummation of the Arrangement, FiberChem shall pay to Entrenet the fee provided for under the Entrenet Agreements.

6.28        GUARANTEES.

            Except as disclosed in SCHEDULE 6.28, the FiberChem shareholders have not personally guaranteed any of the obligations of the business of FiberChem.

6.29        BENEFITS.

            All accrued holiday, vacation, sick or other compensation or benefits to which employees of FiberChem are entitled to receive from FiberChem are set forth on SCHEDULE 6.29.

6.30        SEC FILINGS.

            FiberChem has made available to Intrex for inspection a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by FiberChem with the SEC since October 1, 1997, and prior to the date of this Agreement (the "SEC DOCUMENTS"), which are all the documents (other than preliminary material) that FiberChem was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained as of the date of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

                         ARTICLE 7 - COVENANTS OF INTREX

            Intrex hereby covenants and agrees:

7.1         FURTHER ASSURANCES.

            From time to time at the reasonable request of FiberChem, and without further consideration, Intrex shall execute and deliver such additional instruments and take such other action as FiberChem may reasonably require to carry out the terms of this Agreement.

7.2         ACCESS.

            Subsequent to the date hereof and prior to the Closing Date, Intrex will continue to give to FiberChem and its counsel, accountants, and other representatives, reasonable access during normal business hours to all of their properties, books, contracts, commitments and records so that FiberChem may have full opportunity to make such investigation as it shall reasonably desire. FiberChem may use such information to commence, at FiberChem's expense, the audit of Intrex, using either Intrex's independent auditors or Goldstein Golub Kessler, LLP. Intrex shall provide copies of all prior audits and shall assist FiberChem in gaining previous auditors' consent to use said audits in connection with any SEC filings required of FiberChem.

7.3         CONFIDENTIALITY.

            From and after the date of this Agreement until the Closing or the termination of this Agreement, Intrex and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to them in the course of negotiations and their due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein, and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to them and will not use any confidential information from FiberChem for its own benefit.

7.4         CLOSING DOCUMENTS.

            Provided that FiberChem has fully performed its obligations and Intrex's conditions have been satisfied, Intrex shall execute and deliver all instruments and documents required as a condition precedent to the Closing under
Article 9 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

7.5         THIRD PARTY CONSENTS.

            Intrex will obtain and deliver to FiberChem all written consents of third parties to any material contracts as specified on the Schedules in connection with the Arrangement and to enable FiberChem to obtain the benefits intended to be conferred by this Agreement.

7.6         NOTICE OF EVENTS OR CHANGES.

            Intrex shall promptly notify FiberChem of any event, occurrence or transaction which would have been required to have been disclosed on any Schedule to this Agreement, had such event, occurrence or transaction existed on the Effective Date, including, without limitation, any actions, claims, or legal, administrative or arbitration proceedings, or investigations, threatened or commenced, which, if pending on the Effective Date, would have been required to be described in any Schedule hereto, or which otherwise relate to or affect its business or assets in any material respect. Intrex shall use its best efforts to defend against any such actions, claims, proceedings or investigations.

7.7         CONDUCT OF BUSINESS UNTIL CLOSING.

            Intrex agrees that until the Closing Date, unless it has received the prior written consent of FiberChem, it will:

            (i) operate its business only in the usual, regular and ordinary course consistent with reasonable business practice;

            (ii) use all reasonable efforts as to events within Intrex's control to prevent the occurrence of any change or event which would prevent any of its representations and warranties of Intrex contained herein from being true at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date;

            (iii) use its best efforts to preserve its present relationship with suppliers, customers and others having business dealings with it;

            (iv) pay and discharge all costs and expenses of carrying on its business consistent with past business practices;

            (v) except as contemplated by the Employment and Non-Competition Agreements, not increase the compensation (including wages and benefits described in Schedule 5.23) of any Employee or make any representation or commitment to do so;

            (vi) not create or suffer any Liens upon any of its assets (other than Liens set forth in the Schedules);

            (vii) not acquire or dispose of any assets or enter into any transaction, except in the ordinary course of business consistent with past practice;

            (viii) maintain books, accounts and records in the usual, regular, true and ordinary manner;

            (ix) not incur any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

            (x) not make any dividend or bonus disbursements without FiberChem's prior approval (other than dividends reasonably estimated to pay taxes on corporate earnings and bonuses payable pursuant to existing plans or agreements);

            (xi) not cancel or compromise any material debt or claim, other than in the ordinary course of business consistent with past practice;

            (xii) not waive or release any rights of material value with respect to its assets, except in the ordinary course of business consistent with past practice;

            (xiii) not modify or change in any material respect or terminate any existing license, lease, contract or other document required to be listed on the Schedules to this Agreement other than in the ordinary course of business consistent with past practice, except that Intrex shall be permitted to modify or change existing licenses, leases, Contracts and other documents to obtain the consents referred in any Schedule hereto if FiberChem consents to such modification or change, which consent shall not be unreasonably withheld;

            (xiv) not make any loans or extensions of credit, except to trade purchasers in the ordinary course of business consistent with past practice.

            (xv) maintain its properties, machinery and equipment in their present condition and repair, normal wear and tear excepted; and

            (xvi) continue all policies of insurance in full force and effect up to and including the Closing Date.

7.8         UPDATE SCHEDULES.

            At the Closing, Intrex will update by amendments or supplements each of the Schedules delivered pursuant to this Agreement and any other written disclosure in writing from Intrex to reflect any change in the information set forth in said Schedules or other disclosure. Intrex hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the Closing Date.

7.9         NO SOLICITATION OF COMPETING OFFERS.

            Prior to the Closing Date, Intrex will not, directly or indirectly, seek, solicit, initiate or encourage (including by way of furnishing any non-public information concerning the business, properties or assets of Intrex) or enter into any discussions or negotiations with any person or group regarding any Acquisition Proposal (as defined below). Intrex agrees to notify FiberChem promptly by telephone, and thereafter confirm in writing, if any Acquisition Proposal is received by Intrex. As used in this paragraph 7.9, "ACQUISITION PROPOSAL" shall mean any proposal received by Intrex prior to the Closing Date for a merger or other business combination involving Intrex or relating to the acquisition of the shares of Intrex or the disposition of any of the assets of Intrex except for dispositions of assets for not less than fair market value which are made in the ordinary course of business and are consistent with past practice and with this Agreement.

                       ARTICLE 8 - COVENANTS OF FIBERCHEM

            FiberChem hereby covenants and warrants as follows:

8.1         CLOSING DOCUMENTS.

            Provided that Intrex has fully performed its respective obligations and FiberChem's conditions hereof have been satisfied, FiberChem shall execute and deliver all instruments and documents required as a condition precedent to Closing under Article 10 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

8.2         NONINTERFERENCE.

            FiberChem shall not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Article 6 of this Agreement, or (ii) would interfere with FiberChem's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the Other Agreements or instruments provided for herein.

8.3         CONFIDENTIALITY.

            From and after the date of this Agreement until the Closing or the termination of this Agreement, FiberChem and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by Intrex or the Participating Intrex Shareholders in the course of their negotiations and FiberChem's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction. In the event this Agreement is terminated, FiberChem will destroy all copies of documentation which it received from or on behalf of Intrex and will not use any confidential information for its own benefit.

8.4         ACCESS.

            Subsequent to the date hereof, and prior to the Closing Date, FiberChem will give to Intrex, their counsel, accountants and other representatives, reasonable access to all of its properties, books, contracts, commitments and records, so that the Intrex may have full opportunity to make such investigation as it shall reasonably desire.

8.5         THIRD PARTY CONSENTS.

            FiberChem will obtain and deliver to Intrex all written consents of third parties to any material contracts as specified on the Schedules in connection with the Arrangement and to enable Intrex to obtain the benefits intended to be conferred by this Agreement.

8.6         NOTICE OF EVENTS OR CHANGES.

            FiberChem shall promptly notify Intrex of any event, occurrence or transaction which would have been required to have been disclosed on any Schedule to this Agreement, had such event, occurrence or transaction existed on the Effective Date, including, without limitation, any actions, claims, or legal, administrative or arbitration proceedings, or investigations, threatened or commenced, which, if pending on the Effective Date, would have been required to be described in any Schedule hereto, or which otherwise relate to or affect its business or assets in any material respect. FiberChem shall use its best efforts to defend against any such actions, claims, proceedings or investigations.

8.7         CONDUCT OF BUSINESS UNTIL CLOSING.

            FiberChem agrees that until the Closing Date, unless it has received the prior written consent of Intrex, it will:

            (i) operate its business only in the usual, regular and ordinary course consistent with reasonable business practice;

            (ii) use all reasonable efforts as to events within FiberChem's control to prevent the occurrence of any change or event which would prevent any of its representations and warranties of FiberChem contained herein from being true at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date;

            (iii) use its best efforts to preserve its present relationship with suppliers, customers and others having business dealings with it;

            (iv) pay and discharge all costs and expenses of carrying on its business consistent with past business practices;

            (v) not increase the compensation of any Employee or make any representation or commitment to do so except as contemplated by the Employment and Non-Competition Agreements;

            (vi) not create or suffer any Liens upon any of its assets (other than Liens set forth in the Schedules);

            (vii) not acquire or dispose of any assets or enter into any transaction, except in the ordinary course of business consistent with past practice;

            (viii) maintain books, accounts and records in the usual, regular, true and ordinary manner;

            (ix) not incur any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

            (x) not make any dividend or bonus disbursements without Intrex's prior approval (other than dividends to pay any taxes on corporate earnings and bonuses payable pursuant to existing plans or arrangements);

            (xi) not cancel or compromise any material debt or claim, other than in the ordinary course of business consistent with past practice;

            (xii) not waive or release any rights of material value with respect to its assets, except in the ordinary course of business consistent with past practice;

            (xiii) not modify or change in any material respect or terminate any existing license, lease, contract or other document required to be listed on the Schedules to this Agreement other than in the ordinary course of business consistent with past practice, except that FiberChem shall be permitted to modify or change existing licenses, leases, Contracts and other documents to obtain the consents referred in any Schedule hereto if Intrex consents to such modification or change, which consent shall not be unreasonably withheld;

            (xiv) not make any loans or extensions of credit, except to trade purchasers in the ordinary course of business consistent with past practice.

            (xv) maintain its properties, machinery and equipment in their present condition and repair, normal wear and tear excepted; and

            (xvi) continue all policies of insurance in full force and effect up to and including the Closing Date.

8.8         UPDATE SCHEDULES.

            At the Closing, FiberChem will update by amendments or supplements each of the Schedules delivered pursuant to this Agreement and any other written disclosure in writing from FiberChem to reflect any change in the information set forth in said Schedules or other disclosure. FiberChem hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the Closing Date.

8.9         NO SOLICITATION OF COMPETING OFFERS.

            Prior to the Closing Date, FiberChem will not, directly or indirectly, seek, solicit, initiate or encourage (including by way of furnishing any non-public information concerning the business, properties or assets of FiberChem) or enter into any discussions or negotiations with any person or group regarding any Acquisition Proposal (as defined below). FiberChem agrees to notify Intrex promptly by telephone, and thereafter confirm in writing, if any Acquisition Proposal is received by FiberChem. As used in this Section 8.9, "ACQUISITION PROPOSAL" shall mean any proposal received by FiberChem prior to the Closing Date for a merger or other business combination involving FiberChem or relating to the acquisition of the shares of FiberChem or the disposition of any of the assets of FiberChem except for dispositions of assets for not less than fair market value which are made in the ordinary course of business and are consistent with past practice and with this Agreement.

8.10        MEMBERSHIP ON BOARD OF DIRECTORS.

            As of the Effective Time, the Board of Directors of FiberChem shall consist of nine persons of whom four persons will be nominees jointly of David
S. Peachey and Peter Lagergren, four persons will be nominees of Geoffrey Hewitt and one person will be a nominee chosen jointly by David S. Peachey and Geoffrey Hewitt, and if they are unable to agree, a person chosen by the other eight directors.

8.11        INCREASE TO AUTHORIZED SHARE CAPITAL.

            FiberChem will within 90 days after the Effective Date call and hold a shareholder meeting at which the shareholders of FiberChem will be asked to approve a resolution to increase the authorized capital stock of FiberChem common shares to 500,000,000 FiberChem Common Shares. FiberChem will use its best efforts to solicit proxies or otherwise cause its shareholders to vote in favour of such resolution.

8.12        SUBSEQUENT ACTION.

            Subsequent to the consummation of the Arrangement, when and if deemed appropriate by the Board of Directors FiberChem shall use its best efforts to (a) cause the shares of FiberChem to be listed on NASDAQ, (b) raise additional working capital, and (c) cause a reverse split of FiberChem's Common Shares of up to 1 for 50 shares in order to effect a listing on NASDAQ or otherwise.

           ARTICLE 9 - CONDITIONS PRECEDENT TO FIBERCHEM'S OBLIGATIONS

            The obligations of FiberChem under this Agreement are subject to the following conditions:

9.1         NO BREACH OF REPRESENTATIONS, ETC.

            There shall not have been any breach of the representations, warranties, covenants and agreements of Intrex contained in this Agreement, and all such representations and warranties shall be true at all times on and before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

9.2         COMPLIANCE WITH AGREEMENT.

            Intrex shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to FiberChem and Snow Becker Krauss P.C., counsel for FiberChem.

9.3         NO MATERIAL ADVERSE CHANGE.

            There shall have been no material adverse change in the condition (financial or otherwise), business, assets, liabilities or earnings of Intrex on a consolidated basis (including subsidiaries). For this purpose, customary or seasonal fluctuations in Intrex's financial statements as a result of ordinary and normal operation of their respective businesses shall not constitute a material adverse change.

9.4         CERTIFICATES.

            FiberChem shall have received certificates dated the Closing Date and signed by Intrex, certifying that the conditions specified in subsections 9.1, 9.2 and 9.3 above have been fulfilled except to the extent that any nonfulfillment was disclosed in writing to FiberChem prior to the Closing Date.

9.5         CONSENTS AND APPROVALS.

            Intrex shall have obtained and delivered to FiberChem any required consents or approvals of any third parties whose consent is required to the transactions contemplated hereunder.

9.6         CORPORATE DOCUMENTS.

            FiberChem shall have received originals or certified copies, reasonably satisfactory in form and substance to FiberChem, of all such corporate documents of Intrex as FiberChem shall reasonably require, including without limitation the following:

            (i) the Memorandum and Articles of Intrex and all amendments thereto and restatements thereof certified as of a recent date by the British Columbia Registrar of Companies;

            (ii) Certificate of Good Standing issued by the British Columbia Registrar of Companies;

            (iii) copies of the minutes and resolutions of the Board of Directors and shareholders of Intrex showing the authorization and approval by such Board and of such shareholders of the execution and delivery by Intrex to FiberChem of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of Intrex under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretaries or other officers of Intrex; and

            (iv) a Certificate of Incumbency identifying the officers and directors of Intrex immediately before Closing; and

            (v) a Certificate of Officers of Intrex, in form and content acceptable to FiberChem as to certain factual matters.

9.7         OPINIONS OF INTREX'S COUNSEL.

            FiberChem shall have received written opinions of counsel for Intrex dated as of the Closing Date in form and content acceptable to FiberChem

9.8         NO TERMINATION.

            This Agreement shall not have been terminated prior to the Effective Time by mutual consent or by FiberChem, as permitted in Article 12.

9.9         PANDEL MERGER.

            The Pandel Merger shall have completed.

9.10        POOLING AGREEMENT.

            The Pooling Agreement shall have been executed by all parties.

9.11        EMPLOYMENT AGREEMENTS.

            FiberChem shall receive from David S. Peachey, Peter Lagergren, Brian O'Neil, Geoffrey Hewitt, Melvin Pelley and Thomas Collins the Employment and Non-Competition Agreements in the form of Exhibit 3.9 attached hereto.

9.12        FINANCIAL STATEMENTS.

            FiberChem shall have received audited and unaudited financial statements of Intrex for the respective periods set forth in Section 5.8.

9.13        REGULATORY APPROVALS.

            The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect.

9.14        ADDITIONAL FINANCING.

            At Closing, Intrex shall have received and hold in trust not less than $5,000,000 (or such other amount as agreed to by both FiberChem and Intrex) from such parties as agreed to by both FiberChem and Intrex representing the subscription proceeds for securities of FiberChem issuable at prices and on terms acceptable to FiberChem, which proceeds shall be releasable to FiberChem immediately following the Effective Time.

9.15        FAIRNESS OPINION.

            FiberChem shall have received from an independent third party an opinion that the Arrangement Consideration, taken as a whole, is fair to FiberChem's public shareholders.

                      ARTICLE 10 - CONDITIONS PRECEDENT TO
                              INTREX'S OBLIGATIONS

            The obligations of Intrex under this Agreement are subject to the following conditions:

10.1        NO BREACH OF REPRESENTATIONS, ETC.

            There shall not have been any breach of the representations, warranties, covenants and agreements of FiberChem contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

10.2        COMPLIANCE WITH AGREEMENTS.

            FiberChem shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to Closing. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Intrex and Campney & Murphy, counsel for Intrex.

10.3        NO TERMINATION.

            This Agreement shall not be terminated prior to the Effective Time by mutual consent or by Intrex, as permitted in Article 12 hereof.

10.4        CERTIFICATES.

            Intrex and the Participating Intrex Shareholders shall have received certificates dated the Closing Date and signed by FiberChem, certifying that the conditions specified in Subsections 10.1, 10.2 and 10.3 above have been fulfilled.

10.5        OPINION OF COUNSEL.

            Intrex and the Participating Intrex Shareholders shall have received a written opinion of Snow Becker Krauss P.C., counsel for FiberChem, dated as of the Closing Date, in form and content acceptable to Intrex.

10.6        NO MATERIAL ADVERSE CHANGE.

            There shall have been no material adverse change in the condition (financial or otherwise), business, assets, liabilities or earnings of FiberChem.

10.7        CORPORATE DOCUMENTS.

            Intrex shall have received originals or certified copies, reasonably satisfactory in form and substance to it, of the following corporate documents of FiberChem:

            (i) a certificate of existence certifying as of a recent date that FiberChem is a corporation in good standing under the laws of the jurisdiction of its incorporation;

            (ii) copies of the minutes and resolutions of the Board of Directors of FiberChem showing the authorization and approval by such Boards of the execution and delivery by FiberChem to Intrex of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of FiberChem under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of FiberChem; and

            (iii) a certificate of incumbency identifying the officers and directors of FiberChem immediately before Closing; and

            (iv) a Certificate of the Officers of FiberChem in form and content acceptable to Intrex as to certain factual matters.

10.8        DIRECTORS OF FIBERCHEM.

            One FiberChem director shall have tendered his resignation as a director of FiberChem and the directors of FiberChem shall consist of nine persons of whom four persons will be nominees of David S. Peachey, four persons will be nominees of Geoffrey Hewitt and one person will be a nominee chosen jointly by David S. Peachey and Geoffrey Hewitt, and if they are unable to agree, a person chosen by the other eight directors

10.9        PANDEL MERGER.

            The Pandel Merger shall have completed.

10.10       POOLING AGREEMENT.

            The Pooling Agreement shall have been executed by all parties.

10.11       EMPLOYMENT AGREEMENTS.

            FiberChem shall have delivered to David S. Peachey, Peter Lagergren, Brian O'Neil, Geoffrey Hewitt, Melvin Pelley and Thomas Collins executed Employment and Non-Competition Agreements in the form of Exhibit 3.9 attached hereto, and the consideration in exchange for the covenants therein.

10.12       COMPENSATION AGREEMENT.

            FiberChem and Intrex shall have entered a Compensation Agreement with David S. Peachey.

10.13       FIBERCHEM SPECIAL SHARES.

            The FiberChem Special Shares shall have been designated with the rights and restrictions attached as Exhibit 3.2 (B).

10.14       CONSENTS AND APPROVALS.

            FiberChem shall have obtained and delivered to Intrex any required consents or approvals of any third parties whose consent is required to the transactions contemplated hereunder.

10.15       FINANCIAL STATEMENTS.

            Intrex shall have received audited and unaudited financial statements of FiberChem for the respective periods set forth in Section 6.8.

10.16       REGULATORY APPROVALS.

            The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect.

10.17       ADDITIONAL FINANCING.

            At Closing, Intrex shall have received and hold in trust not less than $5,000,000 (or such other amount as agreed to by both FiberChem and Intrex) from such parties as agreed to by both FiberChem and Intrex representing the subscription proceeds for securities of FiberChem issuable at prices and on terms acceptable to Intrex, which proceeds shall be releasable to FiberChem immediately following the Effective Time.

10.18       FAIRNESS OPINION.

            Intrex shall have received from an independent third party an opinion that the Arrangement Consideration, taken as a whole, is fair to Intrex's Shareholders.

                ARTICLE 11 - CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF FIBERCHEM AND INTREX

            The obligations of FiberChem and Intrex to complete the Arrangement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

11.1        DUE DILIGENCE.

            Intrex and FiberChem shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other.

11.2        APPROVALS AND CONSENTS.

            (i) The Arrangement, with or without amendment, will have been approved at an extraordinary meeting (the "Meeting") of the shareholders of Intrex to be held to consider and, if deemed advisable, to approve the Arrangement in accordance with an interim order of the Court concerning the Arrangement and the Arrangement will have otherwise been approved by the required majority of the shares entitled or required to vote as determined by the Court and in accordance with any applicable policy of any securities regulatory authority.

            (ii) The final order of the Court approving the Arrangement will have been obtained in form and substance satisfactory to each of the Companies.

            (iii) All consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Arrangement will have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances.

            (iv) FiberChem's Common shares shall be quoted on the NASD-OTC Bulletin Board; and

            (v) None of the consents, orders, regulations or approvals contemplated in this Agreement will contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the Companies.

11.3        NO INJUNCTIONS.

            No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

11.4        CORPORATE PROCEEDINGS.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the parties hereto and their counsel, and the parties hereto and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                            ARTICLE 12 - TERMINATION

            This Agreement may be terminated at any time (except where noted) prior to the Closing Date:

            (i) By mutual written consent of Intrex and FiberChem properly authorized by their respective Boards of Directors.

            (ii) By either FiberChem or Intrex if this transaction is not completed by August 31, 2000, unless extended by mutual consent.

            (iii) At any time prior to the Closing Date, by either Intrex on the one hand, or FiberChem on the other hand: (a) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, (b) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which inaccuracy would have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or earnings of the other; and, in the case of (a), if such breach or inaccuracy has not been cured by the earlier of the Closing Date or thirty days following written notice thereof to the party committing such breach or permitting such inaccuracy.

            (iv) In the event this Agreement is terminated pursuant to this ARTICLE 12, this Agreement shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in SECTION 7.3, 8.3 and ARTICLE 20, respectively, shall survive any such termination and (ii) a termination pursuant to Section 12(iii) shall not relieve the party at fault from liability for an uncured breach or inaccuracy giving rise to such termination.

                 ARTICLE 13 - FIBERCHEM'S OBLIGATIONS AT CLOSING

            At the Closing, in addition to fulfilling the conditions to closing appearing in this Agreement, FiberChem shall deliver to the Participating Intrex Shareholders the Arrangement Consideration as more specifically described in
ARTICLE 3 hereof, together with all other documents and agreements required to be delivered by them hereunder.

                  ARTICLE 14 - INTREX'S OBLIGATIONS AT CLOSING

            At the Closing, in addition to fulfilling the conditions to Closing appearing herein, Intrex shall, to the extent permitted by applicable laws, deliver to FiberChem all original minute books, stock books, stock transfer ledger, canceled stock certificates, corporate seals and financial records and statements of Intrex together with all other documents and agreements required to be delivered by them hereunder.

                    ARTICLE 15 - SUBSEQUENT EVENTS TO CLOSING

            FiberChem has received the audited financial statements of Intrex for the two-year period ended December 31, 1998 certified by KPMG LLP, Chartered Accountants and the unaudited financial statements of Intrex for the six month period ended June 30, 1999 and may also receive, at its own expense, additional audited financial statements, of Intrex in addition to the financial statements referred to in Section 5.8 above for all periods required of FiberChem under the Rules. Intrex hereby agrees to provide FiberChem and their accountants with full and free access to the books and records of Intrex and to cooperate fully with all such representatives of FiberChem so that such audited financial statements may be prepared on a timely basis.

                        ARTICLE 16 - PARTIES IN INTEREST

            This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns and nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person or firm, other than the parties hereto any rights or remedies under or by reason hereof.

                          ARTICLE 17 - ENTIRE AGREEMENT

            This Agreement, including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto and supersedes any prior agreements and understandings, with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

                           ARTICLE 18 - GOVERNING LAW

            This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, applicable to agreements made and to be performed wholly within said jurisdictions, without regard to the conflicts of laws principles of such jurisdictions.

                              ARTICLE 19 - CURRENCY

            All sums of money expressed in this Agreement are expressed in the lawful money of the United States.

                              ARTICLE 20 - EXPENSES

            FiberChem and Intrex shall each pay their own expenses incident to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

                            ARTICLE 21 - ARBITRATION

            All disputes between the parties shall be settled by binding arbitration or by either party initiating an action in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party. This demand will specify the matter in dispute and request the appointment of an arbitration panel. The arbitration panel will consist of one arbitrator named by FiberChem, one arbitrator named by the Participating Intrex Shareholders and a third arbitrator named by the two arbitrators so chosen. The arbitration hearing will be conducted by the American Arbitration Association or Center for Public Resources, in accordance with the rules and procedures of the American Arbitration Association. The sites of the arbitration will be Las Vegas, Nevada. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

                            ARTICLE 22 - SEVERABILITY

            If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates to the maximum extent possible the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

                              ARTICLE 23 - NOTICES

            All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, or telecopier at the applicable telecopier numbers designated below (with confirmation received) by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

         (i)      if to Intrex to:

                  Mr. David S. Peachey
                  Chief Executive Officer
                  Intrex Data Communications Corp.
                  Suite 1400, 1500 West George Street
                  Vancouver, B.C. Canada  V6G 2Z6

                  with a copy to:

                  Campney & Murphy
                  2100 - 1111 West Georgia Street
                  Vancouver, B.C., Canada  V7X 1K9
                  Attention:  Iain Mant
                  Telecopier No.(604) 688-0829


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


         (ii)     if to FiberChem to:

                  Mr. Geoffrey F. Hewitt
                  President & Chief Executive Officer
                  FiberChem, Inc.
                  1181 Grier Drive, Building B
                  Las Vegas, NV 89119

                  with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, New York  10158
                  Attention: Elliot H. Lutzker, Esq.
                  Telecopier No.:  (212) 949-7052

            (iii) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

                            ARTICLE 24 - NON-WAIVERS

            Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

                             ARTICLE 25 - ASSIGNMENT

            This Agreement may not be assigned by any party without the prior consent of the other parties

                             ARTICLE 26 - DISCLOSURE

            From and after the date of this Agreement until the Closing or the termination of this Agreement, neither Intrex or FiberChem will (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of their respective Shares or the sale of all or a substantial portion of the their respective assets with anyone other than the other; or (ii) discuss the contents of this Agreement with anyone other than the other and their respective officers, directors, shareholders and advisors and (iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the other.

                           ARTICLE 27 - MISCELLANEOUS

27.1        FURTHER ASSURANCES.

            Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to all actions, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to comply with the conditions set forth in Articles 9, 10 and 11 hereof. Without limiting the generality of the foregoing, all parties shall cooperate with and provide assistance to the other in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to Intrex and relate to pre-Closing periods but which are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the other or Intrex with respect to any audit of any tax returns filed prior to the Closing; provided, however, that FiberChem and Intrex hereby covenant and agree that Intrex will not file amended income tax returns for any period prior to December 31, 1998 without first notifying the Participating Intrex Shareholders and Intrex.

27.2        HEADINGS.

            The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

27.3        COUNTERPARTS.

            This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                      FIBERCHEM, INC.


                                      By:
                                         ---------------------------------


                                      INTREX DATA COMMUNICATIONS CORP.


                                      By:
                                         ---------------------------------



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